SUPERVISORY PROCEDURES AND CODE OF ETHICS RELATING TO

INVESTEMNT ADVISORY SERVICES

OF

Equity Armor Investments, LLC

March, 2019

Table of Contents

INTRODUCTION	1
Purpose of Supervisory Procedures and Code of Ethics	2
Annual Review and Risk Assessment	2
REGISTRATION REQUIREMENTS	1
Firm Registration	1
Chief Compliance Officer	1
Chief Compliance Officer Qualification	2
Investment Adviser Representatives	2
Representative Qualification	2
Maintenance of Registration, License and Qualifications	3
Specific Firm and Representative Limitations Relating to Registration	3
RULES OF CONDUCT	5
Advisory Contracts and Calculation of Fees	5
Suitability	6
Written Disclosure Statements	6
Cash Payments for Client Solicitations	8
Advertisements	10
Communication with the Media and Regulatory Agencies	13
Social Networking	14
Custody and Possession	15
Review of Correspondence	16
Privacy Policy and Procedures	17
Proxy Voting	19
Anti-Money Laundering	19
Brokerage and Trading	19
Block Trading	21
Soft Dollars	21
Trade Errors	21
Valuation of Securities	22
Complaints	23
Disaster Recovery and Business Continuity Plan	24
REPORTS	26
Firm Reporting Requirements	26
Reports to State Administrators	26
Representative Reporting Requirements	26
PROHIBITED BUISINESS CONDUCT	29
USE OF SUB-ADVISERS	31
FORM 13H, SCHEDULES 13D & 13G	33
13H	33
Schedules 13D and 13G	34
PREVENTION OF INSIDER TRADING	38
BOOKS AND RECORDS AND CAPITAL	43
Records to Maintain	43
Record Retention	44
Electronic Recordkeeping	45
CODE OF ETHICS WITH RESPECT TO SECURITIES TRANSACTIONS OF ACCESS PERSONS	46
Introduction	46
Definitions	46
Statement of General Principles	48
Restrictions on Personal Investing Activities	48
Exempt Transactions	49
Service as a Director	50
Confidentiality	50
Gifts and Entertainment	50
Reporting Requirements of Access Persons	51
Compliance Monitoring	52
Annual Review	53
Record Retention	53
Confidential Treatment	54
Violations of this Code	54
Written Acknowledgements	54
Interpretation of Provisions	54
Amendments to the Code	54

APPENDICES

1. Appendix I	2. Recordkeeping Requirements

Appendix II	Acknowledgement of Receipt of Supervisory Procedures

Appendix III Appendix IV-A Appendix IV-B Appendix IV-C Appendix IV-D Appendix IV-E Appendix IV-F Appendix IV-G

Annual Regulatory and Outside Business Questionnaire

Access Persons

Quarterly Securities Transactions

Annual Certification

Initial Holdings Report

Annual Holdings Report

Notice of Account Opening

Acknowledgement of Receipt of Code of Ethics

INTRODUCTION

The following supervisory procedures pertaining to Equity Armor Investments, LLC (“EAI” or the “Firm”) are designed to establish a system to prevent and detect violations of applicable federal and state laws governing the Firm’s investment management and financial planning services. All persons employed by the Firm are subject to these procedures.

Brian S. Stutland is the Firm’s Chief Compliance Officer responsible for all compliance related supervisory duties. He may giver other individual supervisory duties, subject to his oversight. Those individuals, if any, are named on Appendix I.

The Firm’s advisory services are limited to providing discretionary investment management and financial planning services to individuals, corporate entities, trusts, estates and charitable organization clients. The Firm has a fiduciary duty to each and every managed account, and has compliance responsibilities under the Investment Advisers Act of 1940 and applicable state laws. The policy of the Firm is to protect the interests of each client and to place the client’s interests first in each business activity. The Firm’s fiduciary duty also includes providing full and fair disclosure of all relevant facts and any potential or actual conflicts of interest, a duty of loyalty and good faith, making recommendations that are suitable, and seeking best execution of client account transactions.

This Supervisory Procedures manual is a fundamental part of the Firm’s compliance program. Each officer, supervisor and investment advisory representative (and any other associated person/employee) who participates in or has responsibilities in connection with the Firm’s investment advisory activities will be provided a copy of this Supervisory Procedures and Code of Ethics. Employees shall be required to acknowledge receipt of these Supervisory Procedures and Code of Ethics by signing the receipt set forth as Appendix II and IV-G.

These Supervisory Procedures and Code of Ethics will be revised or supplemented from time to time. It is the responsibility of each employee to update his or her copy by inserting new material as instructed by the Chief Compliance Officer.

Each officer, manager, supervisor or any other person having managerial or supervisory responsibilities must:

1.	Be familiar with and understand the contents of these Supervisory Procedures and Code of Ethics;
2.	Provide new employees, including trainees, with a copy of these Supervisory Procedures and Code of Ethics;
3.	Ensure that all holders of this manual are familiar with and understand the contents of these Supervisory Procedures and Code of Ethics, and use it in day-to-day activities, and
4.	Ensure that all supplements to these Supervisory Procedures and Code of Ethics are made, as needed, and distributed to persons under their supervision with proper instructions for use.
1

Purpose of Supervisory Procedures and Code of Ethics

EAI is currently registered as an investment adviser with the State of Illinois (“State of IL”) under the Illinois Securities Act of 1953 as amended, (the “Illinois Act”). The Illinois Act imposes requirements on registered advisers such as EAI to adopt a Code of Ethics and compliance policies and procedures appropriate for its business as well as to prevent and detect insider trading. Further, State of IL rules require that the adequacy of EAI’s compliance policies review the adequacy of such procedures annually and to designate a Chief Compliance Officer to review and implement those procedures. These Supervisory Procedures and Code of Ethics have been adopted by EAI to fulfill those requirements and promote compliance with the Illinois Act, and applicable SEC, and other federal rules. In most instances, Illinois state law is the same as or complements the securities laws of the SEC and unless otherwise indicated, more often than not, SEC rules and regulations are referenced within the Supervisory Procedures and Code of Ethics.

Annual Review and Risk Assessment

These Supervisory Procedures and Code of Ethics must be reviewed at least annually by the Chief Compliance Officer, and/or his qualified designee(s), to determine the adequacy and effectiveness of implementation. Each review should consider the compliance matters that arose during the previous year, any changes in the business activities of the Firm or its affiliates, e.g. types of services, types of clients, types of investments, etc., and any changes to applicable law, potentially including the Investment Advisers Act of 1940 (“Advisers Act”) as well as the Illinois Act and other applicable regulations that might suggest the need to revise these Supervisory Procedures and Code of Ethics. More frequent reviews should be performed in the event significant compliance events occur or in the event of changes in business arrangements.

As part of the annual review, the Chief Compliance Officer will conduct a risk assessment, which is a critical piece of the annual review because in order for EAI’s compliance program to be properly designed, it’s important for the Chief Compliance Officer to take a step back and conduct a risk assessment at least annually in effort to determine what types of new risks may be present at EAI, assess whether adequate controls are in place to manage or mitigate such risks, and make appropriate modifications to update EAI’s Supervisory Procedures and Code of Ethics to address new identified risks.

The Firm must maintain a report documenting the annual review and the risk assessment of the Firm’s compliance program. Such records may be maintained electronically.

2

REGISTRATION REQUIREMENTS

Firm Registration

In most states, but not all, five (5) clients are allowed to receive services if the Firm does not have a place of business there. Thus, where the Firm does have a place of business or more than five (5) clients, it must become registered in that state.

Chief Compliance Officer

The Firm shall have at all times at least one full-time employee, located at its principal place of business at 311 S. Wacker Dr., Suite 650 Chicago, IL whose responsibilities include supervisory the advisory services of the Firm and its Investment Adviser Representatives (the “Chief Compliance Officer”).

Currently, the Chief Compliance Officer is Brian Stutland. Should he designate other employees to assist in fulfilling his supervisory responsibilities they shall be named on Appendix I. However, ultimate responsibility for ensuring compliance with the laws and rules governing the Firm’s and its Investment Adviser Representative’s activities rests with Mr. Stutland.

The Chief Compliance Officer must be named on Schedule A of Form ADV.

To ensure that proper compliance duties are being performed, the following duties shall be performed by the Chief Compliance Officer of his designee:

1.	Review of laws and regulations impacting the Firm’s business and implementation of systems to address those laws and rules.
2.	Maintenance and distribution of Firm written procedures.
3.	Ensuring that all other supervisors are performing their supervisory functions over the Firm’s advisory activities by periodic supervisor interviews and review of the supervisor function checklist attached as Appendix I.
4.	Reporting directly to the Firm’s managing members, if any, as required by the managing members.

As evidence of supervisory review, the Chief Compliance Officer, or his designee, shall perform the functions specific for him/her within the body of this manual and on Appendix I, and ensure that others are performing their supervisory functions. The Chief Compliance Officer shall also amend these Supervisory Procedures and Code of Ethics as necessary and distribute copies of those amendments as they occur.

In the event an individual named as a supervisor on Appendix I should leave the Firm, that person’s successor shall be trained by the Chief Compliance Officer and assume the supervisory duties specified.

1

In the event the Chief Compliance Officer should leave, the Firm’s corporate officer in charge shall take the steps necessary to qualify and designate and license a new Chief Compliance Officer in all jurisdictions where required. In addition, after a new Chief Compliance Officer is engaged, he or she must be named on Schedule A of Form ADV to replace his or her predecessor.

Chief Compliance Officer Qualification

In order to qualify as the Chief Compliance Officer, an individual must:

1.	Be a full-time employee;
2.	Be located in and operate from the Firm’s principal place of business;
3.	Have passed all applicable state investment adviser examinations in the states where the Firm is subject to licensing; unless the examination has been waived; and
4.	Unless exempt, be license in each state where the Firm conducts business. Exemptions from licensing shall be determined only by the Chief Compliance Officer.

Investment Adviser Representatives

The Firm may have one or more individuals represent it as Investment Adviser Representatives (“Representatives”). Primary responsibilities of Representatives include seeking client accounts, providing portfolio management and other advisory services to clients. Each Representative, if not an employee, shall be required to sign an agreement as an independent contractor for the Firm (“Representative Agreement”).

Representative Qualification

To qualify as a Representative, an individual must:

1.	Have passed all applicable state investment adviser representative examinations in the states where the Representative is subject to registration, unless the examination has been waived;
2.	Unless exempt, be registered as a Representative in each state where the Representative conducts business. Passing an exam does not necessarily mean registration is granted; and
3.	Exemptions from registration shall only be determined by the Chief Compliance Officer or his designee.

No Representative may solicit business from a prospective client, provide any advice, or supervise advice being given unless license or unless example from the registration requirement.

In most states, providing advice to only institutional accounts also exempts a Representative from registration, provided the Representative does not have a place of business there. However, the

2

definition of “Institution” must be researched on a state by state basis. This research may only be performed by the Chief Compliance Officer or his designee.

Questions regarding state registration and state notice requirements must be directed to the Chief Compliance Officer, or his designee, before business is conducted in any state.

Maintenance of Registration, License and Qualifications

The following registration related reports will be filed with the agencies mentioned:

1.	States: The Firm shall file a completed Form ADV Part 1 and Part 2A updating amendment with the States where the firm is registered within 90 days after the end of each fiscal year, electronically through the IARD system. (Also see “Firm Reporting Requirements.”) Any other changes to Part 1 of Form ADV must be filed as a Form ADV amendment within 30 days of when they occur.
2.	The Firm shall also file state renewal notices and fees at year end when due, electronically through the IARD system. Only the Chief Compliance Officer may determine if an exemption exists to the state licensing or notice filing requirement.
3.	Branch Offices. The Firm shall register each office it opens with the state in which it is located, unless the state does not have any office registration requirement.

Specific Firm and Representative Limitations Relating to Registration

Investment Adviser (Firm) Limitations:

1.	The Firm shall not engage in investment advisory activities when it is not, but is required to be, registered under the Investment Advisers Act of 1940, or conduct business in a state unless it is licensed, has filed the appropriate notice, or is exempt from licensing or the notice filing requirement.

2.	The Firm shall not employ directly any individual to represent it as a Representative except an individual who has fulfilled the licensing requirement described in the aforementioned section entitled Investment Adviser Representative, unless the Representative is exempt from the licensing requirement.

Investment Adviser Representative Limitations:

1.	No employee or Representative shall solicit client accounts or provide advice to clients in a state unless he or she fulfilled the licensing requirement described in the Investment Adviser Representative section, or is exempt from the requirement, and has been authorized by the Firm to transact business as a Representative.

3

2.	No employee or Representative shall transact business on behalf of, or otherwise represent, any broker-dealer, issuer or other investment adviser or be separately licensed as an investment adviser without the prior consent of the Chief Compliance Officer.

3.	No employee or Representative shall issue, offer or sell any type of investment instrument, including promissory notes, general partnership interests, joint venture interests, limited partnership interests or commercial paper without first obtaining the consent of the Chief Compliance Officer. This prohibition does not apply to transactions processed for clients during the ordinary course of the Firm’s existing business.

To ensure compliance with the requirements specified in this section, the following duties will be performed by the Chief Compliance Officer or his designee:

1.	Ensure the Firm remains licensed or exempt from licensing with the states as needed, registered with the SEC as needed, and that Form ADV amendments, including the annual updating amendment, and other required filings are made when due, and that state notices are filed and renewed with states through the CRD when required;
2.	Monitor all other employees’ activities to ensure they are properly licensed when they need to be, or are exempt from licensing, in the states in which they transact business. Such reviews should include review of new contracts, correspondence, trade confirmations and client address change forms;
3.	Arrange for examination and license application filings;
4.	File necessary amendments to Form U-4 for Investment Adviser Representatives requiring such amendments;
5.	Review new office openings, if and when they occur, to ensure the office is registered, if required, in the state where it exists and that the individuals transacting business from the office are properly licensed, or exempt from licensing;
6.	Collect and review, at least once per year, the Annual Regulatory and Outside Business Questionnaire from Representatives and employees (see Appendix III) and review all questionnaires for questionable activity.

All records reviewed must be signed, dated and retained by the Chief Compliance Officer as evidence of review under applicable record retention requirements.

4

RULES OF CONDUCT

Advisory Contracts and Calculation of Fees

All contracts for advisory services provided to clients must be in writing and a copy of the contract must be given to the client promptly after it is executed by the Chief Compliance Officer. The Chief Compliance Officer accepts all new advisory contracts on behalf of the Firm by signing and dating them. The Firm shall not enter into, extend or renew any investment advisory contract if the contract:

1.	Provides for compensation to the Firm on the basis of a share of capital gains upon or capital appreciation of the funds or any portion of the funds of a client unless allowed by state law and the client is a qualified financial institution, institutional investor, or otherwise appropriately qualified, and the arrangement complies with applicable state and federal laws;
2.	Fails to provide, in substance, that no assignment of the contract may be made without the consent of the client;
3.	Fails to disclose, in substance, the term of the advisory agreement, the fee to be charged by the Firm, the formula for computing the advisory fee, the formula for computing the amount of prepaid fee to be returned in the event of contract termination or non-performance, and whether the contract grants discretionary power to the Firm; or
4.	Contains any condition, stipulation or provision binding the client to waive any rights under any applicable law or any rule or order thereunder.

No Representative may provide investment advice to any person unless a contract has first been signed by the client and by an authorized officer of the Firm. No Representative may amend an agreement. All amendments must be in writing and signed by the Chief Compliance Officer.

Client holdings will be evaluated in the following manner when calculating fees:EAI shall rely upon the marks of the client’s custodian to evaluate net asset value and determine fees charged based on the net asset value. In the event that EAI disagrees with a custodian’s mark, the following procedure will occur to determine net asset value for a client’s account:

1.	For securities that are listed or admitted to trading on any national securities exchange, the last sale price on the date of determination, or, in case no such sale takes place on such date, the average of the closing bid and ask prices on the date of determination, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such security is listed or admitted to trading.
2.	For securities which are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as last reported by NASDAQ or such other system then in use or, if on the date of determination, the security is not quoted by any such
5

organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in such security selected by the Firm.

3.	For all other items comprising the client’s account, the value determined by the Firm in its good faith and sole discretion.

Suitability

The Firm requires that each new client, in addition to receiving its disclosure information, supply important information needed to establish an investment advisory relationship. Representatives must be familiar with the client documents required by the Firm and be careful that all necessary information is obtained and where applicable, verified with supporting documents, such as trust agreements, discretionary agreements, and power of attorney forms. Of primary importance is information regarding financial needs and investment objectives. Unless adequate information is obtained regarding these areas, EAI will be unable to ascertain the investment suitability for the client. For all accounts, a written statement of investment policy or guidelines must be prepared or received for each client relationship and any client restrictions noted in writing. Restrictions include which securities or types of securities to (or not to) buy and sell, percentage allocations, brokers to use and other conditions.

In order to ensure compliance with the conduct rules set forth above, the following procedures will be followed by the Chief Compliance Officer, or his designee:

1.	Regular review of the opening of client accounts, client investment policy statements, and investments in client accounts to ensure they are suitable and trades are not excessive.

Suitability is a particularly important issue that deserves special attention. All clients have certain investment objectives which asset allocations must adhere to. To ensure client accounts are reviewed, all clients shall be contacted at least annually for a formal review of their accounts and during such reviews clients should be asked to provide changes, if any, to their financial circumstances and investment policy statements.

2.	Review of correspondence to and from clients.

Written Disclosure Statements

The Firm shall, in accordance with various state rules and Rule §275.204-3 under the Advisers Act along with applicable State of IL laws, furnish and offer to furnish, in the manner and time periods specified below, each client with a written disclosure statement (Part 2A and Schedules 2B of its Form ADV), as explained below:

Initial Delivery of Form ADV Part 2A and 2B to Clients. A copy of the Firm's Form ADV 2A and Schedules 2B shall be delivered to each client before an advisory services agreement is signed by the Client

The Chief Compliance Officer shall retain a record (the signed agreement) which identifies the date of initial delivery.

6

Annual Delivery of Form ADV Part 2A, or Offer to Deliver to Clients. Annually, without charge, deliver within 120 days of the end of the Firm's fiscal year-end an updated Form ADV Part 2A that either includes a summary of material changes, or is the complete Form ADV Part 2A accompanied by a summary of material changes. If you deliver a summary of the material changes then you must also offer a copy of the complete Form ADV Part 2A to be delivered upon a client's request.

The Chief Compliance Officer must ensure that Form ADV Part 2A and Schedules 2B are current in all material respects before they are delivered.

Disclosure of Certain Events. SEC Rule 206(4)-4 under the investment Advisers Act requires disclosure of a weak financial condition and certain disciplinary events:

Financial Condition. An investment adviser who has custody or discretionary authority over client funds or securities, or who requires prepayment of fees of more than $500 per client and six or more months in advance, must disclose a “precarious financial condition” to those clients over whose securities they have custody or discretionary authority, or from whom they accept prepaid fees. “Precarious financial condition” means a financial condition of the adviser that is “reasonably likely to impair the adviser’s ability to meet contractual commitments to clients.” This would generally include insolvency or bankruptcy.

Disciplinary Events. Advisers are also required to disclose to clients and prospective clients all material facts about any legal or disciplinary event “material to an evaluation of the adviser’s integrity or ability to meet contractual commitments to clients involving the adviser or its management persons.” “Management person” means a person with the power to exercise, directly or indirectly, a controlling influence over the management or policies of an adviser, or to determine the general investment advice given to clients.

The following four factors should be considered when determining if an event is “material

1.	the distance of the entity or individual from the advisory function;
2.	the nature of the infraction;
3.	the severity of the sanction; and
4.	the time elapsed since the incident.

Whether or not an event which occurred beyond ten years would be material depends upon the facts and circumstances, and thus the Firm should weigh the four factors above to determine if the event is “material.” A “material” disciplinary event includes any of the following events occurring within ten years:

Court Actions. A criminal or civil action in a court of competent jurisdiction in which the person:

1.	Was convicted, pleaded guilty or nolo contendere (“no contest”) to a felony or misdemeanor, or is the named subject of a pending criminal proceeding (any of the
7

foregoing referred to hereafter as “action”), and such action involved: an investment-related business; fraud, false statements, or omissions; wrongful taking of property; or bribery, forgery, counterfeiting, or extortion;

2.	Was found to have been involved in a violation of an investment-related statute or regulation; or
3.	Was the subject of any order, judgment, or decree permanently or temporarily enjoining the person from, or otherwise limiting the person from, engaging in any investment-related activity.

Administrative Proceedings. Administrative proceedings before the SEC, any other federal regulatory agency or any state agency in which the person:

1.	Was found to have caused an investment-related business to lose its authorization to do business; or
2.	Was found to have been involved in a violation of an investment-related statute or regulation and was the subject of an order by the agency denying, suspending, or revoking the authorization or the person to act in, or barring or suspending the person’s association with, an investment-related business; or otherwise significantly limiting the person’s investment-related business; or otherwise significantly limiting the person’s investment-related activities.

Self-Regulatory Actions. Self-Regulatory Organization (“SRO”) proceedings in which the Firm, or any person associated with the Firm:

1.	Was found to have caused an investment-related business to lose its authorization to do business; or
2.	Was found to have been involved in a violation of the SRO’s rules and was the subject of an order by the SRO barring or suspending the person from membership or from association with other members, or expelling the person from membership; fining the person more than $2,500; or otherwise significantly limiting the person’s investment-related activities.

The Chief Compliance Officer is responsible for updating the Firm’s Form ADV, including disclosure of certain events.

Cash Payments for Client Solicitations

Neither the Firm nor any of its Representatives may pay a cash fee, directly or indirectly, to any person seeking clients for the Firm unless the prior consent of the Chief Compliance Officer has been obtained and the payments are made in compliance with all applicable state and federal laws and rules. In all cases, the applicable provisions of SEC Rule 206(4)-3 under the Advisers Act or applicable State of IL law must be followed. The rule requires:

8

1.	The Firm be registered under the Advisers Act or with an appropriate state, if required:
2.	The solicitor not be a “bad boy, “ i.e. no conviction, or subject to certain orders of the SEC, with respect to securities activities;
3.	The cash fee to be paid pursuant to a written agreement, a copy of which is retained in compliance with Regulation 204-2(a)(10) or applicable State of IL law and;
4.	When the fee is paid to a solicitor,
a.	there is written agreement with the Firm which:
i.	Describes solicitation activities and compensation;
ii.	Obligates solicitor to comply with the Firm’s instructions and the Advisers Act or applicable State of IL law and rules; and
iii.	Obligates the solicitor to provide each prospective client with the Firm’s brochure and a separate disclosure document which discloses the following:
i.	solicitor’s name;
ii.	Firm’s name;
iii.	nature of relationship between solicitor and the Firm;
iv.	statement that solicitor is to be compensated by the Firm;
v.	terms and description of compensation; and
vi.	the amount, if any, which will be charged to the client in addition to the advisory fee.

To comply with the above conditions, prior to executing an advisory contract, the Firm must receive a signed and dated acknowledgment form from the referred client evidencing receipt of the Firm’s Form ADV Part 2A and the disclosure document. The acknowledgment form must be retained by the Firm in compliance with SEC Rule 204-2(a)(15) or applicable State of IL law.

The Firm must also notify the solicitor as to those states in which the solicitor may solicit the Firm’s services. Many states have regulations that govern solicitors and generally define an “investment adviser representative” as any individual who solicits an adviser’s services. Therefore, in many states, individual solicitors are required to register as investment adviser representatives of the Firm for whom they are soliciting, or of another adviser with which the Firm has a solicitation agreement, or be exempt from registration. Additionally, firms that solicit clients for the Firm may be subject to state licensing as investment advisers.

The Chief Compliance Officer must check state regulations before permitting solicitation activities to occur by either an individual or firm.

9

Advertisements

Communications with clients are also governed by Section 206 and Rule 206(4)-8 of the Advisers Act. Rule 206(4)-8 makes it a fraudulent practice for any investment adviser to make a material misstatement in, or omission from, any communication with a client. Neither the Firm nor any of its Representatives may publish, circulate, distribute or otherwise use any advertisement that is incomplete, false or misleading.

The SEC has defined “advertisement” to include any written communication directed to more than one person, or any notice or other announcement in any publication or by radio or television which offers any analysis, report or publication concerning securities or is used to determine when to buy or sell securities or which securities to buy or sell; or any graph, chart, formula or other device used to determine when to buy or sell any securities or which securities to buy, or any other investment advisory services. All advertisements developed by, or on behalf of, the Firm or its Representatives shall be consistent with the provisions of Sec. 206(4) of the Investment Advisers Act of 1940, Rule 275.206(4)-1 thereunder, as well as applicable state laws and rules thereunder.

All advertising and marketing materials must be consistent with the fees and services described in the Firm’s Form ADV currently on file with the SEC and states. An annual review of all marketing material must be performed by the Chief Compliance Officer, or his designee, to ensure the materials are not outdated.

In the event that the Firm has a website, information provided in the Firm’s website is subject to SEC and state regulations. Website information must therefore be considered advertising and subject to the same policies and procedures for the review, approval and retention of advertising and marketing materials.

Rule 206(4)-1 describes various advertising practices which the SEC and the states view as being fraudulent, deceptive and/or manipulative within the meaning of the Advisers Act. Pursuant to this rule, the following may not be contained in any advertisements used by the Firm:

1.	Testimonials concerning any advice or service of the Firm.
2.	References to past or specific recommendations which were or would have been profitable to a person (except advertisements listing or offering to list all recommendations for at least one year together with certain required information and containing a required cautionary clause);
3.	Representations that any graph, chart, or formula or device can be used to determine which securities to buy or sell or when to buy or sell them unless accompanied by explicit disclosure regarding the limitations and difficulties and risks inherent with their use;
4.	Any representation that a service will be provided free of charge unless there is in fact no condition or obligation; or
5.	Any untrue statement of a material fact or omission which makes the ad false or misleading.
10

While the term “misleading” is not specific in its intent, the SEC generally bases its determination on all the particular facts relative to the advertisement and looks carefully at the form and content of the advertisement, the implications or inferences which could reasonably be made from the advertisement in its total context and the overall sophistication of the audience receiving the advertisement’s message.

Past Advice. If the Firm elects to use representations of past advice, (recommendations that were or could have been profitable) the advertisement must either contain all recommendations of the Firm for at least the past year with additional specific information (as outlined in the rule), or the advertisement may include an offer to provide on request a list of recommendations. Performance time periods must be clearly identified and should not mislead the reader in any way.

Comparisons. Advertisements which compare performance to an index must include performance relative to a comparable, fair and meaningful index, and where performance is superior, the advertisement should note all special factors leading to this performance, e.g. concentrations, a generally rising market, differences in how the index and actual results were calculated. Any information regarding rates of return must reflect performance net of brokerage commissions, advisory fees and expenses.

“Net of Fees” Requirement. Generally, performance results cannot be given unless they reflect a deduction of advisory fees, or other commissions and any other expenses the client has paid (although custodian fees need not be deducted). In calculating net of fee performance, EAI must use actual fees, although a model fee may be used in composite performance as long as it is equal to the highest fee charged to any account in the composite with an appropriate disclosure statement. Notwithstanding these restrictions, the following exceptions to the “net of fee” requirement may be applied:

1.	Custodian fees paid to a qualified custodian need not be deducted.
2.	There is an exception a for presentation made in a one-on-one basis:
a.	To one person (or a small group) that is either a wealthy individual, pension fund or other institution with sufficient assets;
b.	In a private and confidential manner; and
c.	With an opportunity for clients to discuss the types of fees they may pay, provided that EAI;
i.	Discloses that the results do not reflect the deduction of fees;
ii.	Discloses that the returns will be reduced by EAI’s advisory fees;
iii.	Discloses that EAI’s advisory fees are disclosed in its Form ADV, Part 2; and
iv.	Provides an example showing the effect of compounded fees on the value of the client account.
11

3.	EAI may distribute an advertisement with both gross and net performance in equal prominence with sufficient disclosure of any factors necessary to make the figures comparable.
4.	EAI may deduct model fees as long it;
a.	Uses as its “model” fee the highest fee charges to any client account whose performance it included in the performance presented; and
b.	Discloses this fact in connection with presenting such performance.

Models and Actual Results. Actual or model performance results may not be used unless all material information about the results is provided, including disclosures conforming with the SEC’s Clover Capital Management no-action letter and further provided that the Chief Compliance Officer, or his designee, has approved the performance material in advance of use. Where EAI provides actual and/or model (for hypothetical or model portfolios, not for an actual client account) results may not:

1.	Fail to disclose the effect of material market conditions on results;
2.	Fail to deduct advisory fees, brokerage or other commissions and any expenses that a client would have paid or actually paid;
3.	Fail to disclose whether results include reinvestment of dividends;
4.	Suggest potential profits without disclosing the possibility of loss;
5.	Compare results to an index without disclosing all material facts relevant to the comparison; or
6.	Fail to disclose any material conditions or strategies used to obtain performance.

In addition, advertising containing model results may not:

1.	Fail to disclose prominently the limits inherent in the model results, particularly that the results do not represent actual trading and that the model may not reflect the impact that material economic and market factors might have had on EAI’s decision making if EAI had actually been managing the client’s account;
2.	Fail to disclose material changes in the conditions, objectives or investment strategies of the model during the period portrayed and the effect of any such changes on the results portrayed;
3.	Fail to disclose that any securities reflected in, or the investment strategies followed with respect to, the model portfolio do not relate, or only partially relate, to the type of advisory services currently offered by EAI, if applicable; or
12

4.	Fail to disclose that clients actually had materially different results than those portrayed in the model.

Lastly, advertising containing solely actual results may not:

1.	Fail to disclose prominently, if applicable, that the results portrayed relate only to a select group of EAI’s clients, the basis on which the selection was made and the effort of this practice on the results portrayed.

Backtested Performance. The SEC generally considers the practice of creating hypothetical performance results by retroactively applying an adviser’s management strategy to actual historical data is inherently misleading unless accompanied by certain disclosure. Therefore;

1.	EAI would be required to disclose that the advertised results are simulated and do not represent actual trading results.
2.	If EAI has refined its management strategy over time, it may not back-test its results using its current, updated management strategy without appropriate disclosure. Further, if the results derived from the application of the current, updated management strategy differ materially from the results derived from a “real time” application of the management strategy as it developed over time, EAI would be required to disclose that fact.
3.	Without appropriate disclosure, EAI may not back-test its results for periods in which it was not in existence or in which the management strategy used by EAI was not available.
4.	EAI would be required to caution clients and prospective clients regarding the inherent limitations of the process that produced the results portrayed. Principally, the fact that results may not reflect the impact that material economic and market factors might have had on the EAI’s decision-making if EAI actually had been managing clients' money.

As a corollary, if EAI actually did manage accounts during the performance period portrayed and the performance of such accounts was materially different from the results derived from back-testing for any material period of time that fact should be disclosed. Note that it is unclear what level of disclosure on this point would satisfy the SEC and it may be that any surrounding disclosure purporting to explain the impact of this practice to be inadequate.

Construction of Composites. If a composite showing the results of a particular strategy includes fewer than all clients, EAI is required to disclose prominently the fact that the results portrayed relate only to a select group of clients, and the effect of this practice on the results portrayed. Superior performance is not a legitimate basis for selection of accounts to participate in a composite. Performance shown in any composite must be net of fees. It is preferable to deduct actual fees paid by the accounts in the composite. If a model fee is used, the model fee must be equal to the highest fee charged to any account employing that strategy during the performance period.

Comparisons to Indices; Third-Party Information. If the performance of an account or a composite of accounts is compared to an index, the index should be described. Any material differences between the composition of the index and the composition of the composite must be disclosed. When utilizing graphs, charts or any statistical or other information compiled by an independent outside source, that source must be credited and the date of the information must be included.

13

All marketing/advertising is required to be pre-approved by the Chief Compliance Officer prior to use.

Communication with the Media and Regulatory Agencies

Communications with media and regulators are governed largely by EAI’s policies which have been designed to minimize risk resulting from inappropriate disclosures or public statements. In addition, employees who make false statements to government regulators are subject to criminal liability.

The Firm is not required to disclose information relating to its business to the press. Decisions whether to communicate with the media will be made at the sole discretion of the Chief Compliance Officer. Further, in general, it is the Firm’s policy to speak with one voice regarding Firm matters. From time to time, other employees may be designated to be spokespersons by the Chief Compliance Officer. No Employee other than the Chief Compliance Officer is authorized to comment to the press or media or appear in public in matters relating directly or indirectly to the Firm or its clients.

The following procedures apply to all communications with the media:

•	All media calls or queries regarding the EAI and its clients must be referred immediately to Chief Compliance Officer.
•	Any personal or family relationships with a member of the media should be made known to the Chief Compliance Officer. This fact should be made clear to any person who might be invited to an EAI event based on a personal relationship with an EAI employee.
•	An employee who wishes to publish an article, paper or other publication regardless of the topic (including in any electronic media, such as a blog, webcast or social networking website), appear in public, speak on behalf of, or represent the Firm must receive prior written approval from the Chief Compliance Officer.

That said, employees may be permitted to communicate with the press to express their own opinions and receive compensation in connection with such. The Chief Compliance Officer is required to approve all engagements in advance of an employee communicating with the press.

Regulatory Inquiries and Other Matters. It is EAI’s policy that all regulatory inquiries, legal matters, and other requests relating to the EAI and/or its clients be handled by the Chief Compliance Officer.

Social Networking

Social networking sites are networking sites are useful technologies for professional and personal communications. Every employee has an opportunity to express and communicate online in many ways as each site allows. Employees must use good judgment on what material makes its way online and

14

adhere to the Firm’s policies relating to compliance with federal securities rules requiring supervision and retention of business communications and advertising material. To that end, this policy establishes procedures and prohibitions for posting communications on various social networking sites to ensure compliance with applicable federal rules

As a general rule, no social media site may be used as a medium to conduct or promote Firm business. Thus, no Firm information, such as business emails, phone numbers or marketing or promotional information regarding the services of the Firm may be posted on social media sites. Furthermore, such sites may not be used to provide advice to clients or prospects. Exceptions to this rule are as follows:

1.      LinkedIn, Facebook and Twitter may be utilized as a website to post professional information such as that contained in a resume or to list career accomplishments, and no more. If the Firm's logo is used, the posting must be preapproved by the Chief Compliance Officer.

If, for whatever reason, marketing or promotional materials are communicated on any networking site beyond that permitted above, it is subject to preapproval by the Chief Compliance Officer. Also, if for whatever reason, a business communication is sent by means of a social networking site in violation of the general rule above, then it must be sent to the Chief Compliance Officer within one day of distribution for review and record retention to comply with federal law.

This policy is not inclusive of all the various forms of social media to which the policy pertains, but attempts to cover those sites currently used by the majority of individuals. Any questions should be brought to the attention of the Chief Compliance Officer.

Custody and Possession

Rule 206(4)-2 of the Investment Advisers Act covers those advisers who have “custody or possession” of the funds or securities of their clients. “Custody and possession” not only means actual hands on custody, but also the ability to control or directly access a client’s funds or securities. Where the Firm or a Representative act’s as a client’s trustee, pays a client’s bills or otherwise has access to a client’s funds or certificates, or has the ability to appropriate them, the custody Rule applies. Currently, EAI does not custody any client funds or securities, however, should a client arise such that EAI would custody or possess such securities, the rule requires a firm having custody to adhere to the following:

1.	The securities certificates in custody must be segregated, marked in such a way to identify the particular client who owns them, and held in safekeeping;
2.	All funds of a client must be deposited in a bank account which contains only client funds and the adviser must maintain a separate record for each such account. The adviser must notify each client as to the location of securities and funds and of any changes in the place or manner in which such assets are held;
3.	The adviser must send to each client at least a quarterly statement of all of the client’s securities and funds; and
15

4.	All funds and securities custodied must be verified by an independent public accountant at least once a year by surprise audit, and a report of that audit must be filed with the SEC by filing Form ADV-E.

Rule 204-2(b) of the Advisers Act sets forth books and records required for advisers who have custody or possession of client securities or funds.

In those instances where the Firm is deemed to have custody but where the funds of the client are held by a bank or broker-dealer (e.g.; clearing firm) which sends quarterly account statements to the client showing all activity in the account, the conditions set forth in (3) and (4) above do not apply. The conditions also do not apply if certificates received inadvertently are returned to the client within three days of receipt.

As mentioned above, advisers may also be trustees or executors of client trusts or wills. These services could cause special custody considerations, thus may not be performed without the express consent of the Chief Compliance Officer.

As a general matter, the Firm usually recommends that clients establish custodial accounts with unrelated broker-dealers (“Third Party Custodians”). Third Party Custodians will hold or custody client accounts on their records, therefore, as a practical matter, the Firm does not have custody of client funds or securities.

Review of Correspondence

Technology has greatly expanded how communications between the Firm and its clients and others take place. Means of communication such as e-mail and the internet will continue to significantly affect the manner in which the Firm and its personnel conduct their business and communicate with clients. While changes in modes of communication allow for timely and efficient communications with clients and others, the same changes in communications media and capacity put an added responsibility on the Firm and its supervisory personnel for review of incoming and outgoing correspondence. Furthermore, special attention must be given to these new correspondence means to ensure the Firm meets its correspondence retention responsibilities.

The following procedure will be followed by the Firm in connection with reviewing all incoming and outgoing correspondence, including e-mails, relating to the Firm’s business.

All incoming and outgoing written correspondence to clients must be submitted monthly if not conducted via electronic mail to the Chief Compliance Officer, or his designee, for review. Types of client-related correspondence that must be submitted to the Chief Compliance Officer include that received from a client or prospective client, correspondence sent to a client or prospective client, letters sent to brokers, letters received from brokers, letters from regulators, and those with whom the Firm has contracts, and all other communications relating to the Firm’s business. The Chief Compliance Officer, or his designee, will be responsible for evidencing review of each piece of hard copy correspondence by initialing and returning it to the appropriate staff member for placement in client and other appropriate business files or electronic storage medium.

16

Because of the administrative nature of certain pieces of correspondence, the following items are not subject to review:

1.	Trade confirmations and routine trade-related correspondence from brokers;
2.	Routine administrative-related correspondence related to clients, e.g. a form letter sending a quarterly report;
3.	Business invoices received or invoices sent; and

E-mail will be spot checked by the Chief Compliance Officer at least monthly and a log kept of the dates and scope of the reviews. Should questionable items be detected, the frequency of the reviews will be increased.

Among other things, the Chief Compliance Officer utilizes and reviews incoming and outgoing, hard copy and email correspondence to:

1.	Determine if business is being conducted without a contract.
2.	Ensure Form ADV Part 2A (or equivalent brochure) is delivered to each client at least 48 hours before signing or at time of entering into a new contract.
3.	Ensure that an annual offer of Form ADV Part 2A has been made to each existing advisory client.
4.	Maintain a record of when deliveries and offers were made in connection with 2 and 3 above.
5.	Ensure due diligence is performed periodically on activities of sub-advisers, if and when sub-advisers are utilized.
6.	Monitor all cash payments made for client solicitations to ensure compliance with the Investment Advisers Act of 1940.
7.	Review all advertising and sales literature to ensure that the material has been approved by the Chief Compliance Officer prior to dissemination. .
8.	Ensure that Representatives or employees do not have access to client certificates or otherwise have custody of client assets.
9.	Ensure that clients do not make checks payable to the Firm or to Representatives, other than for fees and that any certificates received are returned to the client within three days.

Any question regarding the subject matter of correspondence must be brought to the attention of the Chief Compliance Officer.

Privacy Policy and Procedures

A copy of the Firm’s Privacy Policy must be delivered to each new client when an account is first opened, and to each existing client once per year. For this purpose, a “client” does not include a financial planning or counseling client where the Firm has completed its services and does not expect to perform additional services under the terms of the contract signed by the client.

To be sure that the privacy of the Firm’s clients is maintained, the Firm has developed the following physical, electronic and procedural safeguards to protect private information.

17

It is the responsibility of the Chief Compliance Officer, or his designee, to ensure the Firm’s day-to-day business activities are performed in accordance with these procedures and that each Representative and all other aspects of the Firm’s information security program.

1.	All information collected regarding any client and recorded on any Firm document, correspondence, electronic medium or other way, including hand written notes, shall be protected and not made available to any non-employee of the Firm without permission of the client.
2.	All documents, correspondence and other materials containing client personal information must be kept in files, and those files must be securely retained. Personal information should not be left on desks or left in places available for third parties to view.
3.	All computers may only be accessed during the day by Representatives or employees using them for business purposes. No third party may use a Firm computer for any reason.
4.	No information relating to a client’s business may be transferred to a non-office computer without preapproval of the Chief Compliance Officer. All e-mails and other communications involving Firm business in a personal computer must be promptly transferred to the Firm’s computers and deleted from personal computers.
5.	All Representatives and other employees are forbidden from selling any client information.
6.	All records of the Firm that go beyond required retention periods under federal and state law must be destroyed, if disposed of, by shredding or some other means which destroys the file, document or other item completely. No record may be destroyed without preapproval of the Chief Compliance Officer.
7.	Generally, all records should be retained and used at the Firm’s offices and not taken from the office except for meetings with clients when document reviews are necessary. When removed from the office, client personal information should be transported in a way that does not allow any information to be viewed by third parties.
8.	The office must be locked at all times whenever an employee or Representative is not present.
9.	No Representative or employee may discuss the business or background information of any client with a third party, even casually, unless the discussion occurs for business purposes and with the prior permission of the client.
10.	The Chief Compliance Officer must establish a system to ensure that the procedures set forth above are followed, and that a copy of the Firm’s Privacy Policy is delivered to each new client when an account is opened, and to each existing client at least once per year. Evidence must be retained in Firm files for both the initial and annual deliveries. Client acknowledges initial receipt of the Firm’s Privacy Policy by signing the advisory agreement.

In addition, the following steps will be taken by the Chief Compliance Officer to ensure compliance:

1.	Identify reasonable foreseeable security risks that could result in the unauthorized disclosure, misuse, alternation, destruction, or other compromise of personal information.
2.	Monitor effectiveness of the safeguards, key controls, systems and procedures, including the effectiveness of access controls or personal information systems; controls to detect,
18

prevent, and respond to attacks or intrusions by unauthorized persons; and controls on employee training and supervision,

3.	Train staff to implement the information security system.
4.	Take steps to select and retain service providers who are capable of maintaining appropriate safeguards for the personal information at issue, and require service providers by contract to implement and maintain appropriate safeguards (and document such oversight in writing). At a minimum, the servicing agreements should provide for privacy of client information.
5.	Evaluate and adjust the compliance program to reflect the results of the testing and monitoring, relevant technology changes, material changes to operations or business arrangements and any other circumstances that the Firm reasonably believes may have a material impact on the program.
6.	Establish procedures for responding to unauthorized access or use of personal information. These should include a notice to affected clients, if misuse or sensitive personal information has occurred or is reasonably possible.

Proxy Voting

As a matter of practice, EAI does not vote proxies on behalf of clients. EAI will advise a client on the issues presented in such proxies, if requested in writing by the client. Should it elect to vote proxies in the future for any reason, the Firm must establish a written voting policy, amend Part 2A of Form ADV to include a summary of the policy, and keep the records required under the Investment Advisers Act of 1940 relating to proxy voting.

Anti-Money Laundering

EAI does not take custody of any client funds or securities. Clients establish their own relationships with broker-dealers and such broker-dealers have custody of client funds and securities. Broker-dealers are required to have anti-money laundering (“AML”) policies in place that adhere to the Bank Secrecy Act and the rules promulgated thereunder by the U.S. Department of Treasury as well as FINRA Rule 3310. EAI relies upon the AML policies of such broker-dealers including their customer identification program (“CIP”). In addition, EAI does not accept client accounts that it has not established a substantive relationship and does not have a clear understanding of the identity and/or structure of the client account(s).

Brokerage and Trading

Background. Best execution has been defined by the SEC as the “execution of securities transactions for clients in such a manner that the clients’ total cost or proceeds in each transaction is the most favorable under the circumstances.” The best execution responsibility applies to the circumstances of each particular transaction, and an adviser must consider the full range and quality of a broker/dealer’s services, including execution capability, commission rates or other fees, and the value of any research, financial responsibility, and responsiveness, among other things.

19

Policy. EAI shall seek best execution for securities transactions executed on the behalf of its clients. For purposes of this policy, best execution means that EAI will execute securities transactions in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. EAI takes into consideration the full range and quality of a broker’s services in placing brokerage orders, including, among other things, execution capability, trading expertise, accuracy of execution, commission rates or other fees associated with use of brokerage platforms, if any, reputation and integrity, fairness in resolving disputes, financial responsibility, and responsiveness. EAI also may consider the value of brokerage and research services (“soft dollars”) provided by the broker.

EAI places orders to purchase and sell investments through each client’s broker(s) or dealer(s). In selecting among client’s broker(s) or dealer(s) for any transaction or series of transactions, EAI may consider a number of factors including, for example, net price, reputation, financial strength and stability, efficiency of the trade executions EAI receives, willingness to execute related or unrelated difficult transactions, and other matters ordinarily involved in the receipt of brokerage service generally. EAI may cause client accounts to pay higher commissions to a broker or dealer that provides brokerage or research services to us if EAI determine in good faith that the amount of such commission is reasonable in relation to the value of the brokerage or research services provided by such executing broker or dealer viewed in terms of particular transaction(s) or our overall responsibilities to client accounts.

Clients should be aware that EAI may aggregate sale and purchase orders of securities held in their account with similar orders being made simultaneously for other accounts managed by EAI, including affiliates of EAI, if, in our judgment, such aggregation results in an overall economic benefit to the client account(s) based on an evaluation that the client account(s) is benefited by relatively better purchase or sale prices, lower commission expenses, and beneficial timing of transactions, or a combination of such factors.

When aggregating a sale or purchase of various accounts the guidelines for priority process are as follows:

1.	When possible, EAI will configure a profile which will allow for a bunched order with trades being executed and distributed randomly electronically by the executing broker, where all orders occur at the same price and whose time for first in to fill for execution is set by the executing broker's execution pre-trade allocation software. In the case of partial fills, EAI will have discretion to change the limit order price and/or cancel the remaining portion of the order, which may result in some clients or affiliated members having different execution prices.
20

2.	EAI allows for orders to be executed at broker dealers that allow for average pricing of security transactions. Only bunch orders in this situation will be subject to average pricing of security transactions. Under such circumstances, all accounts being traded as a bunch order throughout the specified “window of time” (stated as follows) for the same security and in the same directional trade will be grouped into an average price across all accounts in the bunch even if bunch orders occur at separate times. When a partial fill is reported at the end of a trading day, trades between accounts will be divided up based upon each account allocation with the accounts being filled first from lowest account number to highest and vice versa the next time such issue occurs. Recording of incomplete bunch order fills will be kept in EAI’s trade log.
a.	Windows of time:
b.	Bunch orders of this nature traded next trading day will be considered a separate bunch order subject to average pricing to that trading day rather than prior day trading.
c.	Bunch orders of this nature traded outside of regular trading hours will also be considered a separate bunch order subject to average pricing different from that of the regular trading hours or next day regular trading hours.
3.	EAI can trade in individual accounts that are not bunched when EAI deems it in the clients best interest even though bunching may be available at a broker dealer. Examples of execution of individual accounts not being placed in the bunch despite accessibility of bunching would be for accounts :
a.	receiving inflows or outflows that day or next day,
b.	or for accounts that are newly opened,
c.	or for accounts that are closing,
d.	or in the case when a partial bunch order occurs and further execution is needed to complete the account fill price.
4.	Clients’ orders when not placed in a bunched order will be placed prior to affiliated members’ who’s trades are also not bunched and executed in the same security.

5.	Involving execution where only client accounts are involved or sent prior to affiliated accounts and orders are not arranged in a bunched order, clients' orders will be randomly chosen to be entered first. EAI will attempt to organize time of execution such that no client is executed twice in the same order before all other clients have been executed in that slot. For example, client A is sent and executed before client B. Client A will not have a security executed and sent first until Client B has had a second separate order sent and executed first on subsequent transactions.

21

6.	EAI can choose to use discretion based on what is viewed best for its clients involved should circumstances arise that is best suited for all clients.

7.	Clients of EAI will not cross orders (opposite sides of the market at equal prices and at the same time).

Brokerage commissions generated by client transactions belong to the client and should be used to maximize benefits to the client.

Procedures. With respect to executing broker arrangements:

1.	All executing brokerage arrangements must be reviewed and approved by the Chief Compliance Officer, or designee(s) before being implemented. EAI maintains a list of approved executing brokers (“Approved Broker List”).
2.	In general, all orders are placed with brokers that are on the Approved Broker List unless it is the opinion of a Representative that best execution is obtainable through a broker not previously on the list. Prior to executing an order through a broker that is not on the Approved Broker List, a Representative must obtain approval from the Chief Compliance Officer who will undertake due diligence as he deems appropriate to add the broker to the Approved Broker List.
3.	The Chief Compliance Officer will review the quality of executions and value of services received, including Soft Dollars, if any, from brokers on the Approved Broker List not less than quarterly and based upon such review, may add or delete brokers accordingly. The Chief Compliance Officer will review information associated with executions of the previous quarter, including but not limited to, reports provided by the executing brokers for execution analysis and reports generated by EAI or their agents, if any. The Chief Compliance Officer is responsible for documenting such reviews each quarter, including any soft dollar arrangements.
4.	Form ADV disclosure will be periodically reviewed by the Chief Compliance Officer for accuracy and completeness to ensure that brokerage activities and soft dollar arrangements are disclosed to clients.

Any questions related to these procedures should be directed to the Chief Compliance Officer.

Block Trading

See preceding section regarding how client orders are aggregated.

Soft Dollars

EAI and/or its employees and Representatives may have arrangements where compensation or some other economic benefit is received by EAI or a Representative from a non-client in connection with

22

giving advice to clients. See “Other Compensation” as described in Form ADV Part 2A. It is also possible that Third Party Custodian’s provide EAI with access to block trading and research related tools that fall under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934.

Trade Errors

EAI has the responsibility to effect orders correctly, promptly and in the best interests of its clients. In the event an error occurs in the handling of any client transaction (a “trade error”), due to EAI’s actions, or inaction, or actions of others, EAI’s policy is to seek to identify and correct any trade error as promptly as possible without disadvantaging the client or benefiting EAI in any way. If the trade error is deemed to be on the part of EAI, EAI will take action in effort to correct the trade error and EAI will be responsible for any client loss resulting from the trade error, any gains will be retained by the client. EAI’s policy is to monitor and reconcile all trading activity, identify and resolve any trade errors promptly, document each trade error with appropriate Chief Compliance Officer approval and maintain a trade error file. In no circumstance may errors be resolved by the use of Soft Dollars other reciprocal arrangements with broker-dealers.

Responsibility. Brian Stutland, has the responsibility for the implementation and monitoring of EAI’s trading policies and practices, disclosures and recordkeeping for EAI.

Procedure. EAI has adopted these procedures to implement the Firm’s policy and in effort to monitor that the Firm’s trading policies are observed, implemented properly and amended or updated accordingly, which include the following:

1.	Periodic supervisory reviews of the Firm’s trading practices.
2.	Periodic reviews of the Firm’s Form ADV Part 2A, advisory agreements, and other materials for appropriate disclosures of the Firm’s trading practices and any conflicts of interests.

Valuation of Securities

As a registered adviser and as a fiduciary to its advisory clients, EAI has adopted this policy which requires that all client portfolios and investments reflect current, fair and accurate market valuations. Any pricing errors, adjustments or corrections are to be verified, preferably through independent sources or services, and reviewed and approved by the Firm's designated person(s) or pricing committee.

Background. As a fiduciary, EAI must always place its client's interests first and foremost and this includes pricing processes, which insure fair, accurate and current valuations of client securities of whatever nature. Proper valuations are necessary for accurate performance calculations and fee billing purposes, among others. Because of the many possible investments, various pricing services and sources and diverse characteristics of many investment vehicles, independent sources, periodic reviews and testing, exception reporting, and approvals and documentation or pricing changes are necessary with

23

appropriate summary disclosures as to the firm's pricing policy and practices. The broker-dealer custodians of client accounts primarily serve as the pricing source for client accounts.

Responsibility. The Chief Compliance Officer has overall responsibility for the Firm's pricing policy, determining pricing sources, pricing practices, including any reviews and re-pricing practices to help ensure fair, accurate and current valuations.

Procedure. EAI has adopted procedures to implement its policy and reviews to monitor and insure the policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

1.	EAI utilizes, to the fullest extent possible, qualified custodians for timely valuation information for client securities. EAI is aware that such custodians utilize recognized and independent pricing services.
2.	Whenever valuation information for specific, illiquid, foreign, private or other investments is not available through pricing services or custodians, EAI’s Chief Compliance Officer is responsible for obtaining and documenting price information from at least one independent source, whether it be a broker-dealer, bank, pricing service or other source.
3.	The Chief Compliance Officer will arrange for periodic and frequent reviews of valuation information provided by custodians in effort to promptly identify any incorrect, stale or mispriced securities.
4.	Any errors in pricing or valuations detected by the Chief Compliance Officer are to be resolved with the qualified custodian as promptly as possible, preferably upon a same day or next day basis.
5.	A summary of EAI’s pricing practices should be included in EAI’s investment management agreement.
6.	For securities where ready valuation information is not available e.g., hedge funds, private placements, illiquid securities, derivatives or other such situations, these securities are to be reviewed and priced by the Chief Compliance Officer and then the qualified custodians in good faith to reflect the security's fair and current market value. The Chief Compliance Officer is responsible for documenting and archiving all support documentation utilized to value securities that are not valued by a qualified custodian.

Complaints

As a registered adviser, and as a fiduciary to its clients, EAI has adopted this policy, which requires a prompt, thorough and fair review of any advisory client complaint, and a prompt and fair resolution which is to be documented by the Chief Compliance Officer.

Background. Based on an adviser's fiduciary duty to its clients and as a good business practice of maintaining strong and long term client relationships, any client complaints of whatever nature and size

24

should be handled in a prompt, thorough and professional manner. Regulatory agencies may also require or request information about the receipt, review and disposition of any written client complaints.

Responsibility. EAI’s Chief Compliance Officer has the primary responsibility for the implementation and monitoring of the Firm's complaint policy, practices and recordkeeping for the Firm.

Procedure. EAI has adopted procedures to implement the Firm's policy and reviews to monitor and insure the Firm's policy is observed, implemented properly and amended or updated as appropriate, which include the following:

1.	EAI maintains a file of any written complaints received from a client (“Complaint File”).
2.	Any person receiving any written client complaint is to forward the client complaint to the Chief Compliance Officer.
3.	If appropriate, the Chief Compliance Officer will promptly send the client a letter acknowledging receipt of the client's complaint letter indicating the matter is under review and a response will be provided promptly.
4.	The Chief Compliance Officer will forward the client complaint letter to the appropriate person or custodian, depending on the nature of the complaint, for research, review and information to respond to the client complaint.
5.	The Chief Compliance Officer will then either review and approve or draft a letter to the client responding to the client's complaint and providing background information and a resolution of the client's complaint.
6.	The Chief Compliance Officer will maintain records and supporting information for each written client complaint in the Complaint File.

Disaster Recovery and Business Continuity Plan

As part of EAI’s fiduciary duty to its clients and as a matter of best business practices, EAI has adopted policies and procedures for disaster recovery and for continuing EAI’s business in the event of an emergency or a disaster. These policies are designed to allow EAI to resume providing service to its clients in as short a period of time as possible. These policies are, to the extent practicable, designed to address those specific types of disasters that EAI may reasonably face given its business and location.

Background. Since the terrorist activities of 9/11/2001, all advisory firms need to establish written disaster recovery and business continuity plans for their businesses. Establishing these plans will allow advisers to meet their responsibilities to clients as fiduciaries in managing client assets, among other things. It also allows firm’s to meet their regulatory requirements in the event of an emergency or disaster, such as a bombing, fire, flood, earthquake, power failure or any other event that may disable a firm or prevent access to its office(s).

25

Responsibility. The Chief Compliance Officer is ultimately responsible for maintaining and implementing EAI’s Disaster Recovery and Business Continuity Plan (the “DR and BC Plan”).

Procedure. EAI has adopted various procedures to implement its DR and BC Plan. The following individuals have the primary responsibility for implementation of the EAI’s DR and BC Plan:

1.	Joseph Tigay is responsible for documenting computer back-up procedures, i.e., frequency, procedure, person(s) responsible, etc.
2.	Joseph Tigay is responsible for designating back-up storage locations(s) and persons responsible to maintain back-up data in separate locations.
3.	The Chief Compliance Officer is responsible for identifying and listing key or mission critical people in the event of an emergency or disaster, obtaining their names, addresses, e-mail, fax, cell phone and other information and distributing this information to all personnel.
4.	The Chief Compliance Officer is responsible for designating and arranging for an alternate recovery location(s) for mission critical persons to meet to continue business, and for obtaining or arranging for adequate systems equipment for these locations.
5.	The Chief Compliance Officer is responsible for establishing back-up telephone/communication system for clients, personnel and others to contact the firm and for the firm to contact clients.
6.	the Chief Compliance Officer is responsible for determining and assessing back-up systems for key vendors and mission critical service providers.

EAI’s DR and BC Plan will be tested not less than annually as directed by the Chief Compliance Officer. Evidence of testing will be maintained by the Chief Compliance Officer.

26

REPORTS

Firm Reporting Requirements

The Firm shall file the following reports at the times specified with each state in which the Firm is licensed, or has filed its Form ADV as a notice.

Reports to State Administrators

1.	Amendments to Form ADV Part 1. The Firm shall promptly file an amendment on Form ADV if any information contained in response to Part 1, items 1, 3, 9 or 11 becomes inaccurate for any reason, if information contained in response to items 4, 8 or 10 of Part 1 becomes materially inaccurate, and within 90 days of the end of the fiscal year for any other changes.
2.	Amendments to Form ADV Part 2A. Also, if a change is made to Part 2A, a revised Form ADV Part 2A disclosure brochure must be prepared reflecting the amendment and provided to the state administrator promptly.
3.	Annual Notice Renewals. Annual license renewals and renewal of notices, as applicable, shall be filed, as required, with each state administrator electronically through the IARD system. The renewal must cover both the Firm and its Representatives’ state registrations.
4.	Branch Offices. Notification of the establishment of a branch or termination of a branch (in addition to amending Schedule D of Form ADV) is a requirement in a number of states. Notification is required within specific timeframes regarding opening or closing branch offices. Some states require prior notification and the payment of a fee. Many states require the filing of Form BR electronically through the CRD system along with a filing fee within 15 days of the opening, closing or address change of a branch office.

Definitions of “branch office” vary from state to state. If the Firm employs advisory person(s) outside the home office location, it must review each state’s branch office definition and registration requirements, and register the office, if required, before services are provided at those offices.

Representative Reporting Requirements

Each Representative is responsible for keeping his or her qualification application (Form U-4 or other form) on file with state administrators complete and current, and to report to the Firm certain events and occurrences. In addition, each employee has an obligation under law to file a list of his or her personal securities transactions with the Firm. Accordingly, each Representative must make the following reports to the Chief Compliance Officer:

Qualification Applications. A written report within 10 days of any event that occurs so as to update answers to the questions contained in the Representative’s Form U-4 application on file with any state administrator .

27

Lawsuits and Administrative Proceedings. Copies of any complaint naming the Representative as a defendant in any civil or criminal proceeding, or in any administrative or disciplinary proceeding by any public or private regulatory agency, within 2 days of the date the complaint is served on the Representative; a copy of the answer filed thereto by the Representative within 5 days of the date such answer is filed; and a copy of any decision, order or sanction made with respect to such proceeding within 5 days of the date the decision, order or sanction is rendered.

Concluded Administrative Proceedings. Pending and concluded administrative proceedings must be reported promptly on all Form U-4’s filed for the Representative.

Personal Securities Accounts, Holdings and Transactions. The Firm has established a specific procedure with respect to securities transactions of “Access Persons”. The procedure is included in EAI’s Code of Ethics and reporting is required as indicated in the attached Appendix IV to this Supervisory Procedures and Code of Ethics. Subject to certain exceptions, the procedure requires the reporting by “Access Persons” of all securities accounts, holdings and transactions.

Outside Employment and Other Activities. Any employment or other outside activity by an employee or Representative may result in possible conflicts of interest for the employee or for the Firm and therefore must be reviewed and approved by the Chief Compliance Officer. Outside activities which must be reviewed and approved include, but are not limited to, such activities as the following:

1.	Active in any other business including part-time, evening or weekend employment;
2.	Serving as an officer, director, partner, etc., in any other entity;
3.	Ownership interest in any non-publicly traded company or other private investment;
4.	Any public speaking or writing activities; or
5.	Receipt of job-related compensation from a source other than the Firm.

Approval is for any outside business activity is required from the Chief Compliance Officer in advance of an employee undertaking any such activity so that a determination may be made that the activities do not interfere with any of the employee’s responsibilities at the Firm and that any conflicts of interests in such activities may be addressed.

Violations of Applicable Laws and Firm Policies. Any employee becoming aware of any Firm or employee activity which is in violation of any applicable law or rule, or Firm policy, must be reported to the Chief Compliance Officer immediately.

Supervision of Reporting. In order to ensure proper oversight, the following duties shall be performed by the Chief Compliance Officer, or his designee, within the time frames required by law or specified herein:

1.	Preparation of amendments to Form ADV and Form U-4, as appropriate.
28

2.	Filing of amendments to Form ADV with the SEC and each state in which license application notices have been filed.
3.	Monitoring of Firm’s changes in personnel, business plans, contracts and fees to ensure Form ADV amendments are filed promptly when due, including the Firm’s Form ADV updating amendment annually with each state where a the Firm is licensed.
4.	Submission/review of Form U-4 describing outside employment and other disclosure, if any.

Records reviewed must be initialed/signed by the Chief Compliance Officer, dated and retained as evidence of review.

29

PROHIBITED BUISINESS CONDUCT

Neither the Firm nor any of its employees or Representatives shall engage in any of the following practices in connection with providing the Firm’s advisory services to the client account that it manages.

Discretionary Transactions. Exercise any discretionary power of any kind unless the Firm has obtained written discretionary authority from the client. In most cases, the authority is granted when the client signs the Firm’s investment management agreement.

Third Party Orders. Place an order to purchase or sell a security for the account of a client upon instruction of a third party without first obtaining a third party trading authorization from the client.

Excessive Trading. Induce trading in a client’s account that is excessive in size or frequency in view of the financial resources and character of the account.

Unsuitable transactions. Recommend to a client the purchase, sale or exchange of any security that is unsuitable for the client contrary to the client’s financial situation and needs and investment objectives.

Further, in making recommendations and decisions for accounts, Representatives may not select brokers and effect transactions that would violate EAI’s best execution policies.

Unauthorized Transactions. Place an order to purchase or sell a security for the account of a client without authority to do so.

Borrowing or Lending Money and Securities. Borrow money or securities from, or lend money or securities to, a client.

Use of Titles. Represent itself or themselves as a financial or investment planner, consultant, or adviser, when the representation does not accurately describe the nature of the services offered, the qualifications of the person offering the services, and the method of compensation for the services.

30

Unregistered Securities and Transactions. Place an order for a client for the purchase or sale of a security unless the security is either registered or the security or transaction is properly exempted under applicable state and federal securities laws.

Unlicensed Broker-Dealers, Agents and Investment Adviser. Recommend to a client that the client engage the services of a broker-dealer, agent or investment adviser not licensed in the state where the client resides, unless the client is a “financial institution or institutional investor” in the state where the client resides.

Place an order to purchase or sell a security for a client through a broker-dealer or agent not licensed in the state where the client resides, unless the client is a “financial institution or an institutional investor” in the state where the client resides.

Custody of Clients’ Funds and Securities. Take or have custody or possession of any securities or funds of any client. Client checks payable to the custodian, but not certificates, may be received provided they are immediately transmitted.

Principal and Cross Transactions with Clients. Effect a security transaction as principal (for its or their own account) with a client, or engage in “cross” trading between client accounts.

Preparation of Documents. Falsify any information on Firm records pertaining to a client’s account, including a client’s name or address.

Confidentiality of Client Affairs. Disclose to third parties any information received from a client, including the client’s name, unless obligated to do so by law or unless permission of the client is obtained prior to providing the information.

Unlicensed Investment Advisers/Solicitors. Recommend or use the services of an investment adviser/solicitor not licensed where a client resides unless the investment adviser is exempt from licensing in the state where the client resides.

Fraudulent Conduct. Employ any device, scheme or artifice to defraud a client, or engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client.

Political Contributions. No employee may make a political contribution of more than $200 to any political candidate without the advance approval of the Chief Compliance Officer.

Fraudulent Performance Claims. Examples of potentially fraudulent claims include:

1.	Creating distorted performance results by constructing composites that include only selected profitable accounts, or are for selected profitable periods;
2.	Comparing EAI’s performance to inappropriate indices (e.g., stating or implying that a dissimilar index is comparable to the adviser’s investment strategies);
31

3.	Representing or implying that model or back-tested performance is actual performance;
4.	Failing to deduct EAI’s fees from performance calculations, without disclosure;
5.	Representing falsely EAI’s total assets under management, credentials or length of time in business; and
6.	Incorporating a predecessor adviser’s performance, if any, into EAI’s advertised performance returns if it is not comparable.

32

USE OF SUB-ADVISERS

In the event that EAI engages a sub-adviser, EAI shall perform a thorough due diligence review of the character and capabilities of the adviser to ensure that it can perform the services as expected for the client before entering into any sub-adviser agreements. EAI’s Form ADV must be amended to describe the terms of the sub-adviser relationship. In addition, the Chief Compliance Officer shall review the activities of each sub-adviser, at least annually, and at a minimum, examine the volume and suitability of transactions, order errors, best execution procedures, soft dollar allocations (if any), written procedures, performance and the sub-adviser’s existing Form ADV.

When selecting sub-advisers, the Chief Compliance Officer analyzes both quantitative and qualitative factors.

Quantitative Factors Used in the Analysis Process: The quantitative criteria utilized includes a review of the sub-adviser’s:

1.	Absolute and relative performance;
2.	Performance in rising markets;
3.	Performance and falling markets;
4.	Risk adjusted performance; and
5.	Assets under management

Qualitative Factors Used in the Analysis Process: After identifying a group of sub-adviser’s on a quantitative basis, interviews are conducted with members of each sub-adviser’s senior management team. Each sub-adviser’s industry background and history is examined and their Form ADV is carefully scrutinized to ascertain the sub-adviser’s organizational structure, investment practices, and compliances with securities regulations. Qualitative criteria utilized include a review of the sub-adviser’s:

1.	Professional staff;
2.	Investment philosophy;
3.	Decision making process;
4.	Research and trading capabilities;
5.	Operations and systems capabilities;
6.	Communications and reporting skills; and
7.	Organizational stability.
33

Process for Monitoring Performance. Performance of the sub-adviser is monitored on a regular basis by EAI largely utilizing the quantitative factors listed above. On a quarterly basis, the sub-adviser’s performance is provided to EAI, and on an annual basis, EAI arranges for each of the sub-adviser’s to appear before EAI to present their performance.

Process for Overseeing Compliance with Investment Objectives and Restrictions. The Chief Compliance Officer is responsible for overseeing the sub-adviser’s compliance with client’s investment policies and restrictions. The Chief Compliance Officer may request reports from sub-adviser’s on a periodic basis to assess compliance with client investment objectives and restrictions.

Process for Monitoring Brokerage and Trading Practices including Best Execution and Soft Dollar Arrangements. Quarterly reports are received from sub-adviser’s with respect to commissions charged to clients, soft dollar arrangements and best execution procedures.

The Chief Compliance Officer is responsible for entering into, maintaining and terminating all sub-advisory arrangements.

34

FORM 13H, SCHEDULES 13D & 13G

13H

Background. On October 3, 2011, the SEC adopted new Rule 13h-1 and Form 13H under Section 13(h) of the 1934 Act to assist the SEC in identifying and obtaining trading information on market participants that conduct a substantial amount of trading activity, as measured by volume or market value, in the U.S. securities markets. Rule 13h-1 requires a “large trader,” defined as a person whose transactions in NMS securities equal or exceed two million shares or $20 million during any calendar day, or 20 million shares or $200 million during any calendar month, to identify itself to the SEC and make certain disclosures to the SEC on Form 13H.

The large trader reporting requirements are designed to provide the SEC with a source of useful data to support its investigative and enforcement activities, as well as facilitate the SEC’s ability to assess the impact of large trader activity on the securities markets, to reconstruct trading activity following periods of unusual market volatility, and to analyze significant market events for regulatory purposes.

Each adviser qualifying as a “large trader” must comply with section 13(h). Under paragraph (a)(1) of the rule, a “large trader” is any person that directly or indirectly, including through other persons controlled by such person, exercises investment discretion over one or more accounts and effects transactions for the purchase or sale of any NMS security for or on behalf of such accounts, by or through one or more registered broker/dealers, in aggregate amount equal or to greater than the identifying activity level. Paragraph (a)(7) of the Rule defines “identifying activity level” to mean “aggregate transactions in NMS securities equal to or greater than: (1) during a calendar day, either two million shares or shares with a fair market value of $20 million dollars, or, (2) during a calendar month, either twenty million shares or shares with a fair market value of $200 million.

The rule requires participants to use a “gross up” approach in calculating identifying activity levels. This means that in addition to aggregating the volume or market value of purchases and sales of NMS securities, including short sales, the market value of transactions in options or on a group or index of equity securities are also be aggregated under paragraph (c) of the Rule. With respect to options, only purchases and sale, not exercises, are included in determining the activity level. The aggregation approach means that if a person purchased 50,000 shares of XYZ stock and 800 XYZ call options, the aggregation provisions views these purchases as constituting transactions in 130,000 shares of XYZ (50,000 shares purchased + 800 option contracts times 100 shares of XYZ per contract).

35

Upon the placing of aggregated transactions after the applicable compliance date in any NMS security meeting the identifying activity level, a large trader must promptly register with the SEC by initially filing new Form 13H. Upon receipt of the initial filing, the SEC will issue a unique large trader identification number (LTID), which must be disclosed by the large trader to all broker/dealers executing trades on behalf of the large trader and/or its clients, along with each account to which the LTID applies.

Procedures. To ensure compliance with Section 13(h) of the 1934 Act, the following procedures shall be followed:

After the initial filing as a large trader, EAI must file Form 13H as follows:

1.	Within 45 days after the end of each full calendar year;

2.	Promptly after effecting aggregate transactions subsequent to becoming inactive, which are equal to or greater than the identifying activity level; and

3.	Promptly after the end of any calendar quarter during which time any of the information contained in the previously filed Form 13H becomes inaccurate for any reason.

4.	The Chief Compliance Officer shall review Form 13H prior to filing and shall retain a paper copy of each Form 13H filed.

Schedules 13D and 13G

Background. Section 13(g) of the 1934 Act and the rules there under generally require that any person or group of persons who directly or indirectly acquire beneficial ownership of more than five percent of any equity security listed below send to the issuer of such security and file with the SEC a report disclosing its ownership position. The equity securities covered by Section 13(g) include:

1.	Equity securities of a class that is registered pursuant to Section 12 of the 1934 Act;

2.	Any equity security of an insurance company not registered in reliance on the exemption in Section 12(g)(2)(C) of the 1934 Act;

36

3.	Any equity security issued by a closed-end investment company registered under the 1940 Act; and

4.	Any equity security issued by a Native Corporation pursuant to Section 37(d)(6) of the Alaska Native Claims Settlement Act.

A person is deemed to beneficially own a security if it that person has the power to vote or direct the voting of the security, or has investment power with respect to the security.

Schedule 13G. Rule 13d-1 under the 1934 Act provides that certain investors, including registered investment companies and advisers, may satisfy the Section 13(g) reporting requirements by filing Schedule 13G, provided the securities were acquired in the ordinary course of business and not with the purpose nor the effect of changing or influencing the control of the issuer.

Schedule 13G must be filed with the issuer and the SEC within 45 days after the end of the calendar year in which the investor became obligated to report its beneficial ownership, provided that the investor beneficially owns more than five percent of the equity securities of the issuer as of the end of the calendar year. However, if the investor beneficially owns more than 10 percent of the equity securities of the issuer prior to the end of the calendar year, the initial Schedule 13G must be filed within 10 days after the end of the first month in which the investor’s beneficial ownership exceeds 10 percent of the equity securities of the issuer, computed as of the last day of the month. An investor filing Schedule 13G must file Schedule 13D within 10 days of the date that its beneficial ownership equals or exceeds 20 percent of the equity securities of the issuer. An amended Schedule 13G must be filed within 45 days after the end of each calendar year if there are any changes in the information in the schedule.

Schedule 13D. Rule 13d-1 under the 1934 Act requires that any investor that does not qualify to file Schedule 13G, must report its beneficial ownership on more than five percent of the equity securities of an issuer on Schedule 13D. Schedule 13D must be filed within 10 days of after the acquisition of the equity securities. The trade date, not the settlement date, triggers the start of the 10-day time period because the investor may exercise investment power over the securities as of the trade date. For purposes of calculating the 10-day time period, the first calendar day after the trade date counts as day number one.[1]

Procedures. To ensure compliance with Section 13(g) of the 1934 Act, the following procedures shall be followed.

[1] Updated Compliance and Disclosure Interpretations ("C&DIs") of Exchange Act Sections 13(d) and 13(g) and Regulation 13D-G Beneficial Ownership Reporting, issued by the Division of Corporation Finance on November 16, 2009.

37

1.	No later than the fifth day of the month, the Chief Compliance Officer shall compile a list of portfolio securities in which its clients collectively own more than 10 percent of an issuer’s equity securities as of the end of the prior month. This review will include any security that the client owns or has right to acquire within 60 days through the exercise of options, rights, and warrants; through the conversion of a security (i.e., a convertible security); or through the power to revoke a trust, discretionary account or similar arrangement.

The Chief Compliance Officer shall review the list to identify:

1.	Securities in which the clients have increased their positions since the end of the month immediately preceding the prior month such that the clients now owns more than 10 percent of the equity securities of an issuer; or
2.	The client’s positions have changed more than five percent for a security in which they held more than 10 percent at the end of the month immediately preceding the prior month.

Within 30 days of the end of the calendar year, the Chief Compliance Officer shall compile a list of portfolio securities in which the clients owns more than five percent of an issuer’s equity securities as of the end of the calendar year.

Securities holdings identified above must be reported to the issuer and the client. The EAI must file a Schedule 13G within 45 days of the end of the end of the calendar year.

The Chief Compliance Officer is responsible for filing Schedule 13G and shall retain a paper copy of each Schedule 13G filed.

38

PREVENTION OF INSIDER TRADING

The Insider Trading Securities Fraud Enforcement Act of 1988 includes a variety of provisions to deter, detect and punish insider trading violations. The penalties for violations of the law are severe. The law imposes civil penalties of up to three times the profit gained or loss avoided as a result of an unlawful purchase or sale or communication of inside information, plus disgorgement of the profit. The law also imposes a special responsibility on investment advisers to establish written supervisory procedures that are reasonably designed to prevent the misuse of material, nonpublic information by the investment adviser or any person associated with it.

The following sections describe the procedures that will be followed by the Firm to prevent and detect insider trading violations. Any questions regarding these procedures should be brought to the attention of the Chief Compliance Officer.

General Prohibition. Any Firm employee who becomes aware of material information that has not been disclosed to the marketplace generally should not, without first discussing the matter with the Chief Compliance Officer, or counsel, trade in (purchase or sell) the securities of the company to which the information relates, either on behalf of any client or for his or her own or related account, recommend transactions in such securities, or disclose that information (tip) to others. These restrictions apply if such information has been acquired improperly or, though acquired properly, has been obtained in circumstances in which there is a reasonable expectation that it will not be used for trading purposes, or where the information relates to a tender offer and came from a tender offer participant.

In particular, no employee may trade, tip or recommend the securities of any issuer having obtained material nonpublic information on a confidential basis, from an insider in breach of his or her duty, or through “misappropriation.” On the other hand, there is no prohibition against using information obtained legitimately through one’s own analyses or appropriate investigative efforts.

Materiality. Information is “material” if it has market significance, that is, if its public dissemination is likely to affect the market value of securities, or if it is otherwise information that a reasonable investor would want to know before making an investment decision.

While it is impossible to list all types of information which might be deemed material under particular circumstances, information dealing with the following subjects is often found to be material:

1.	earnings estimates and other financial projections
2.	dividends
3.	major new discoveries or advances in research
4.	acquisitions, including mergers and tender offers
39

5.	sales of substantial assets
6.	changes in debt ratings
7.	significant write-downs of assets or additions to reserves for bad debts or contingent liabilities

On the other hand, information is generally not material if its public dissemination would not have a market impact, or if the information would not likely influence a reasonable investor making an investment decision. Since such judgments may ultimately be challenged with the benefit of hindsight, and the consequences of a wrong decision are potentially severe, an employee should contact the Chief Compliance Officer or counsel for advice as to whether particular information is material.

Nonpublic. Information that has not been disclosed to the public generally is “nonpublic”. To demonstrate that certain information is public, a Firm employee should be able to point to some fact showing that it is widely available. Information would generally be deemed widely available if it has been disclosed, for example, in the broad tape, Wall Street Journal, or widely circulated public disclosure documents, such as prospectuses, annual reports or proxy statements. Nonpublic information may include (i) information available to a select group of analysts or brokers or institutional investors, (ii) undisclosed facts which are the subject of rumors, even if the rumors are widely circulated, and (iii) information that has been imparted on a confidential basis, unless and until the information is made public and enough time has elapsed for the market to respond to a public announcement of the information.

Information from Affiliates. Use of “insider information” obtained from an affiliate could subject both the Firm and the affiliate to penalties for insider trading.

Information Obtained on a Confidential Basis. When an officer or employee obtains information from a source with the expectation that he or she will keep such information confidential, the Firm and its employees are prohibited from using that information to trade, tip or recommend securities and such confidential information may not be given to affiliates of the Firm. The expectation of confidentiality may be either explicitly set forth or implied by the nature of the Firm’s or the officer’s or employee’s relationship with the source of the information.

Officers and directors of the Firm or other affiliates of the Firm who are directors and/or officers of a publicly traded company must not trade in their own account based upon nonpublic information obtained in a director and/or officer capacity. Further, no such person may order, direct or influence any trade in such a security for a client account or for a mutual fund managed by the Firm. All such decisions for client accounts or managed funds must be made solely by a Firm employee who is not an officer or director of the subject company. The employee making the investment decision may not discuss the subject company with the officer or director or otherwise communicate with such person regarding the investment decision. In addition, prior to making a trade in such a security, the employee should consult the Chief Compliance Officer, who will confirm with the director or officer that he or she is not in possession of material nonpublic information obtained in a director and/or officer capacity which would require the subject company

40

to be placed on the Firm’s restricted list. Alternatively, with respect to the Firm’s client accounts, the Firm may return discretionary control over a client’s holdings in the publicly traded company to the client.

Information Obtained Through a Breach of Fiduciary Duty. Even in the absence of an expectation of confidentiality, the Firm’s employees are prohibited from trading, tipping or recommending securities on the basis of material nonpublic information disclosed by an insider in breach of a fiduciary or similar duty.

The Personal Benefit Test. Whether an insider breaches his or her fiduciary duty by disclosing information is not always an easy determination to make and depends in large part on the purpose of the disclosure. If the insider may benefit personally from the disclosure, it is improper to use that information to recommend or trade securities. A “personal benefit” test will be present if:

1.	The insider receives a pecuniary or reputational benefit by disclosing the information,
2.	He or she makes a “gift” by disclosing the information to a friend or relative, or,
3.	there is an expected payment, exchange other quid pro quo on the part of the insider.

Controlling Person – Liability. Even though the insider may not benefit personally from use of insider information, if a controlling person of the insider benefits from the insider’s action, substantial penalties can be imposed upon the controlling person. Depending upon the circumstances, the term “controlling person” could apply to the Firm itself, its officers and directors, managers and affiliates.

Selective Disclosure. Employees should be particularly sensitive to the possibility of a breach by an insider if highly material information is selectively disclosed to one person rather than to a large group of industry analysts or by a press release. In such cases, it is important to consider carefully the motivation of a source in disclosing the information and, in particular, consider whether there is any personal benefit to the source from the disclosure. Again, any questions should be referred to the Firm’s Chief Compliance Officer or counsel. Improper disclosures should be distinguished from the usual situation in which company officers routinely answer questions about previously issued press releases, earnings reports or regulatory filings, or otherwise help fill in gaps of investment analysis.

Temporary Insiders. Employees should be aware that for purposes of finding a breach by an “insider,” the term “insider” is broadly defined to include not only typical insiders, such as officers and directors, but also “temporary insiders.” “Temporary insiders” include, for example, investment bankers, accountants, lawyers, consultants, or investment managers who have entered into a relationship with the entity that gives them access to information solely for the entity’s purposes. As with the “personal benefit” standard, the “temporary insider” standard is difficult to apply in some situations, and advice of counsel should be sought.

Information Obtained Through Misappropriation. Misappropriated” information is information that has been improperly obtained or, though obtained properly, is being used improperly for a purpose contrary to the purpose for which it was given. For example, if a printer, a commercial banker or a lawyer passes along to others material nonpublic information entrusted

41

to him or her by a client, misappropriation may have occurred. Thus, if such a person divulges the information to a person who knows of that relationship, and the person trades, tips or recommends the client’s securities, liability as a “tippee” with respect to the misappropriated information may be found. No employee may trade, tip or make recommendations regarding affected securities where he or she has reason to believe the information has been misappropriated.

Insider Trading Prohibitions Specifically Related To Tender Offers. Under SEC Rule 14e-3, no person may trade, tip, or recommend securities of a company that is a target of a tender offer if such person possesses material nonpublic information regarding the tender offer, and that information was obtained, directly or indirectly, from certain sources.

This special prohibition dealing with tender offers applies regardless of the manner in which the information was obtained, whether by “misappropriation”, breach of fiduciary duty or otherwise. Such trading is unlawful where the trader has reason to believe that the information was obtained, directly or indirectly, from the bidder, the target or a person acting on behalf of the bidder or target.

The rule applies to trading, tipping and recommendations even before a tender offer is made. It is enough that a “substantial step” to begin a tender offer has been taken. A substantial step includes, for example: (1) the formulation of a plan to make a tender offer, (2) arranging the financing for a tender offer, (3) preparation of tender offer materials, or (4) commencement of negotiations with dealers to participate in a tender offer.

Advice to Guidelines. Any question as to the applicability or interpretation of these guidelines or the propriety of any desired action must be discussed with the Chief Compliance Officer, or counsel, prior to trading or disclosure of the information.

Application. The restrictions on trading securities imposed by this section apply to anyone receiving material nonpublic information.

Specific Procedures. The procedures in the following section are designed to prevent material nonpublic information that may have been obtained in confidence from being improperly disclosed or used. These procedures do not restrict the flow of public information.

Nondisclosure and Reports. Any Firm employee who becomes aware of material nonpublic information may not trade the securities of the company to which the information relates, make any comment which could be viewed as a recommendation of such securities, or disclose the information to others, without first discussing the matter with the Chief Compliance Officer. Further, any Firm employee who acquires material nonpublic information on a confidential basis, from an insider in breach of his or her duty, or through “misappropriation,” may not, as long as he/she possesses such material nonpublic information, trade the securities of the company to which the information relates, make any comment which could be viewed as a recommendation, or disclose the information to others, other than to report such fact to the Chief Compliance Officer and to request that the issuer of the securities be placed on the Firm’s restricted list.

Access to Files. Personnel from outside the firm, including employees of affiliates who are not also employees of the Firm, should not be allowed access to any Firm corporate or client files without, in each case, specific permission from the Chief Compliance Officer.

42

Segregated Files. The Chief Compliance Officer, or his designee, shall establish separate files to store correspondence and documents which are or may be considered confidential non-public information about a company. No person shall be offered access to the files unless that person has supplied the documents kept in the files

The Restricted List. A securities restricted list shall be prepared by the Chief Compliance Officer and distributed, as necessary, to all Firm employees. The list shall restrict trading activities with respect to the securities of issuers placed on the list. The list itself shall be confidential. Once the information becomes public or immaterial, the issuer may be removed from the restricted list. As long as an issuer is on the restricted list:

1.	No employee may trade the securities, including the options and warrants, for his or her own account, family account, or other personal accounts over which he or she exercises discretion or influence, and
2.	No employee may trade the securities, options and warrants, for any Firm client’s (other than on an unsolicited basis).

Reports. When any Firm employee obtains information believed to be material and nonpublic, he or she should report the particulars to the Chief Compliance Officer immediately in order that the issuer of the securities may be placed on the restricted list.

Violations. Any violation of these procedures or any other disclosure or use of material nonpublic information, should be reported to the Chief Compliance Officer or counsel immediately. Violations may result in disciplinary action.

Compliance. To ensure compliance with these requirements, the following compliance duties will be performed by the Chief Compliance Officer, or his designee:

1.	Training of all Firm personnel regarding these procedures and, in particular, the requirements not to tip and to report to the Chief Compliance Officer all inside information received.
2.	Collection and review of “access person” reports quarterly, or earlier if required by Firm policy.
3.	Collection and review of insider trading reports.
4.	Maintenance of “restricted lists” and segregated files.
5.	Notice to all employees regarding the Firm’s insider trading policies and procedures.

43

BOOKS AND RECORDS AND CAPITAL

Records to Maintain

The Firm shall prepare and keep current the following books and records relating to its activities. The Chief Compliance Officer is responsible for maintaining and retaining all EAI books and records required under applicable law.

General Ledger. A general ledger reflecting all asset, liability, income, expense and capital accounts.

Cash Receipts and Disbursements Journal. A record showing all payments received, including date of receipt, purpose and from whom received, and all disbursements, including date paid, purpose and to whom paid.

Check Books and Bank Statements. All check books, bank statements, canceled checks and cash reconciliations.

Receivables and Payables. A record showing all receivables and payables.

Bills. All bills or statements (or copies thereof), paid or unpaid, relating to the business of the Firm.

Trial Balances and Financial Statements. All trial balances, financial statements, and internal audit working papers which may be prepared relating to the business of the Firm.

Correspondence. Copies of all written communications, correspondence, client reports, memos and all other records relating to services provided to clients.

Complaints. Copies of all complaints of clients relating to investment activities for clients. “Complaint” means any written or oral statement of a client or any person acting on behalf of a client alleging a grievance involving the activities of persons under the control of the Firm in connection with providing investment advice to or placing orders on behalf of clients.

44

Powers of Attorney. A copy of all powers of attorney and other evidences of the granting of any discretionary or other authority by any client to the Firm or a third party.

Agreements and Contracts. A copy of all written agreements entered into by the Firm with any client, or with any other person, if the agreement relates to the business of the Firm.

Advertisements. A file containing copies of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication relating in any way to the Firm’s business.

A copy of all work papers prepared to establish a basis for composite performance results used in an advertisement.

The Firm’s Form ADV Part Brochures. A copy of each written document (Part 2A, Appendix I and Schedules 2B of the Firm’s Form ADV) and each amendment or revision thereof, given or sent to any client or prospective client of the Firm in accordance with the provisions of Rule 275.204-3 under the Investment Advisers Act of 1940 and a record of the dates that each written statement, and each amendment or revision thereof, was given, or offered to be given, to any client or prospective client who subsequently becomes a client.

Firm Organizational Records. All articles of organization, operating agreement, and equity ownership records.

Order Memos and Confirmations. A memorandum of each order placed for the account of a customer, including all terms of the order, together with a copy of all transaction confirmations, monthly statements, custodian reports and other records relating to the transactions with clients.

Position Records. Records for each client receiving management services showing the securities purchased or sold on advice of the Firm, and the date, amount and price of each purchase and dale.

45

Records organized by security, identifying the customer and the current amount of interest owned by each customer for each security in which any customer has a current position.

The Firm’s Code of Ethics and the Firm’s Privacy Policy. A copy of the Firm’s Code of Ethics and the Firm’s Privacy Policy adopted and implemented that is currently in effect, or at any time within the past five years was in effect.

Record Retention

The Firm shall preserve for a period of not less than 6 years, the first 2 years in an easily accessible place, all records required shall be preserved for a period of not less than 6 years after the closing of the account to which they pertain.

In order to ensure compliance with the requirements specified in this section, the following procedures will be followed by the Chief Compliance Officer, or his designee.

1.	Ensure the Firm prepares and maintains all corporate, client, internal accounting, and order processing books and records required by applicable state and federal law as amended from time to time. Maintenance reviews should be performed at least semi-annually.

2.	Periodic reviews of records to ensure all records are being properly retained for required time periods.

3.	Arrange for storage and destruction of records in accordance with the Firm’s retention schedule.

4.	Prepare core financial statements of firm including general ledger, general journals, income statement and balance sheet.

5.	Monitor firm’s capital by monthly review. More frequent reviews may be required as material financial changes occur.
46

Electronic Recordkeeping

EAI may maintain and preserve records on microfilm, microfiche or any similar micrographic media; or on electronic storage media, including digital storage medium, provided all of the following requirements are satisfied:

  The records are arranged and indexed in a way that permits easy location, access, and retrieval.
  EAI is able to promptly provide to the SEC or state regulatory agency, upon request:
a.	a legible, true and complete copy of the record in the medium and format in which it is stored (i.e., a computer file for electronically stored records);
b.	a legible, true, and complete printout of the record; and
c.	means to access, view and print the records.
3.	EAI separately stores, for the time required for preservation of the original record, a duplicate copy of the record on any medium allowed by SEC Rule 204-2.
4.	For electronically stored records, EAI has established and maintains procedures to:
a.	safeguard the records from loss, alteration, or destruction;
b.	limit access to the records to properly authorized personnel and the SEC; and
c.	reasonably ensure that any reproduction of a non-electronic original record on electronic storage media is complete, true and legible when retrieved.

Responsibilities upon Termination of the Adviser’s Business. If and when EAI discontinues business as an investment adviser, the Chief Compliance Officer must arrange for and be responsible for the preservation of the books and records required under Rule 204-2 and/or other applicable state rules for the remainder of the period specified in such rules. In addition, EAI must notify the SEC and/or state in which EAI is registered in writing of the exact address where its books and records will be maintained during the period.

47

CODE OF ETHICS WITH RESPECT TO SECURITIES TRANSACTIONS OF ACCESS PERSONS

Introduction

Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") requires federally registered investment advisers to establish, maintain and enforce written codes of ethics (“Code”) that include, among other matters, standards of business conduct required of "supervised persons," provisions requiring supervised persons to comply with applicable federal securities laws, provisions requiring "access persons" to report their personal securities transactions and holdings and obtain approval before they acquire beneficial ownership of any security in an initial public offering or private placement. This Code has been adopted by Equity Armor Investments, LLC, (“EAI” or the “Firm”) and is intended to comply with Advisers Act Rule 204A-1.

This Code is intended to provide guidance to Access Persons of the Firm in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of advisory clients of the Firm. A copy of this Code is available upon request to advisory clients of the Firm.

Your receipt of this Code for your review and signature means that you are a person to whom the Code applies. You are required to acknowledge in writing that you have received a copy of this Code, as well as any amendments to the Code. See Appendix IV-G. You are required to certify annually that you have read, understood and complied with this Code. See Appendix IV-C.

If you have any questions concerning this Code, please contact the Chief Compliance Officer.

Definitions

Access Person. “Access Person" means (1) any Advisory Person of the Firm, and (2) any Supervised Person who has access to non-public information regarding any Clients' purchase or sale of Securities or non-public information regarding the portfolio holdings of any client or who is involved in making Securities recommendations to Clients, or has access to such recommendations that are non-public. All officers, directors and employees of the Firm are considered Access Persons. The names of Access Persons are shown on Appendix A, which may be amended from time to time.

Adviser. The “Firm” means Equity Armor Investments, LLC.

Advisory Person. “Advisory Person" means any director, officer, general partner or employee of the Firm (1) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by or on behalf of a client, or (2) whose functions relate to the making of any recommendations with respect to such purchases or sales. In the event that any individual or company is in a control relationship with the Firm, the term "Advisory Person" includes such individual company, or any employee of such a company to the same extent as an employee of the Firm.

48

Automatic Investment Plan. “Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

Beneficial Ownership. “Beneficial Ownership" has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity Securities. "Beneficial ownership" under Rule 16a-1(a)(2) includes accounts of a spouse, minor children who reside in an Access Person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the access person directs or controls, whether the person lives with the Access Person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains or may obtain therefrom a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he or she or a member of his or her immediate family has a vested interest in the income or corpus of the trust or estate. A copy of Release No. 34-18114 issued by the Securities and Exchange Commission on the meaning of the term "beneficial ownership" is available upon request from the Chief Compliance Officer, and should be reviewed carefully by any Access Person before preparing any reports required by this Code.

Being Considered for Purchase of Sale. A Security is "being considered for purchase or sale" when a recommendation to purchase or sell such Security has been made and communicated by an Advisory Person, in the course of his or her duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Client. “Client" means any investment advisory client of the Firm.

Chief Compliance Officer. “Chief Compliance Officer" means the Chief Compliance Officer as well as any designee appointed by such person.

Control. “Control" means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

Covered Security. "Covered Security" means any Security, except such term shall not include shares of registered open-end investment companies as defined by the Investment Advisors Act of 1940.

Federal Securities Laws. "Federal Securities Laws" means the Securities Act of 1933, Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted by the SEC or the Department of the Treasury.

Initial Public Offering. "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

49

Private Placement. "Private Placement" means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereto or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

Security. “Security" has the same meaning as in Section 2(a)(36) of the 1940 Act. A copy of Section 2(a)(36) of the 1940 Act is available from the Chief Compliance Officer.

Supervised Persons. “Supervised Persons" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Firm, or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

Statement of General Principles

The following general fiduciary principles shall govern the conduct and personal investment activities of all Access Persons and Supervised Persons.

Each Access Person and Supervised Persons shall act with integrity, competence and dignity, shall adhere to the highest ethical standards and shall:

1.	Recognize that the Firm has fiduciary duties to all Clients, which involves a duty at all times to deal fairly with, and act in the best interests of all Clients, including the duty to use reasonable care and independent professional judgment and to make full and fair disclosure of all material facts;
2.	At all times, place the interests of Clients before his or her personal interests;
3.	Comply with the applicable Federal Securities Laws;
4.	Conduct all personal Securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility;
5.	Not take any inappropriate advantage of his or her position with or on behalf of any Client; and
6.	Report promptly any violations of this Code to the Chief Compliance Officer.

Access Persons and Supervised Persons should follow not only the letter of this Code, but also its spirit and their conduct and transactions will be reviewed for this purpose.

Restrictions on Personal Investing Activities

Purchases and Sales Involving a Client Account (Blackout Periods). Unless the transaction is exempt under the Exempt Transactions section below, an Access Person shall act in accordance to the Brokerage and Trading provision on page 21 and 22.

50

Initial Public Offerings. No Access Person may acquire any beneficial ownership in any equity Covered Securities (or Securities convertible into equity Covered Securities) in an Initial Public Offering unless approved in advance in writing by the Chief Compliance Officer.

Private Placements. Before directly or indirectly acquiring beneficial ownership in any Securities in a private placement, each Access Person shall obtain express prior written approval from the Chief Compliance Officer, who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for any Client, and whether such opportunity is being offered to such Access Person by virtue of his or her position with the Firm.

If and after such authorization to acquire such Securities in a Private Placement has been obtained, the Access Person must disclose such personal investment whenever any subsequent consideration by a Client for investment in that issuer arises.

If a decision is being considered to purchase Securities of an issuer, the shares of which have been previously obtained for personal investment by an Access Person in a Private Placement, that decision shall be subject to an independent review by the Chief Compliance Officer or his designee either of which shall have no personal interest in the issuer.

Exempt Transactions

The prohibitions described in the Blackout Periods above shall not apply to:

1.	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and, with respect to which the Access Person does not in fact influence or control purchase or sale transactions;
2.	Purchases or sales that are non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transaction;
3.	Purchases that are part of an issuer's automatic dividend reinvestment plan;
4.	Purchases or sales that are made pursuant to an automatic investment plan;
5.	Purchases or sales of a registered unit investment trust, exchange-traded fund or closed-end management investment company;
51

6.	Purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
7.	Purchases in any listed issue provided that the issue is not being considered for purchase or sale in any client’s account, and further provided that the transaction is reported for approval at least by the next business day.
8.	Purchases or sales that receive the prior approval of the Chief Compliance Officer on the basis that (a) the transaction is not potentially harmful to any Client, (b) the transaction would be unlikely to affect the market in which the portfolio Securities for any Client are traded; or (c) the transaction is not related economically to the Securities to be purchased, sold, or held by any Client and the decision to purchase or sell the Security is not the result of material non-public information.

Service as a Director

No Access Person shall serve on a board of directors of a publicly traded company, absent prior written authorization by the Chief Compliance Officer, based upon a determination that such service would have no bearing on the interests of the Firm’s Clients..

Confidentiality

No Access Person shall reveal to any other person (except in the normal course of his duties on behalf of the Firm such disclosure is necessary to the Firm’s agencies for hire (e.g.; executing brokers, auditors, legal counsel, etc.) any information regarding Securities transactions made, or being considered, by or on behalf of any Client.

Gifts and Entertainment

The giving or receiving of gifts or other items of value to or from persons doing business or seeking to do business with the Firm could call into question the independence of its judgement as a fiduciary to its Client. If the Firm or an Access Person were found to be acting in a position of undisclosed conflict of interest, it could be sanctioned under applicable law. For example, Section 17(e)(1) of the Investment Company Act of 1940 generally prohibit an adviser from accepting “compensation” for the purchase or sale of securities to or from a registered investment company, therefore, it is possible that accepting gifts and entertainment in relation to the investment company could be viewed as compensation that violates Section 17(e)(1). In addition, other federal laws and regulations prohibit firms and their employees from giving anything of value to employees of various financial institutions in connection with attempts to obtain any business transactions with the institution, which could be viewed as a form of bribery. For example, providing gifts and entertainment for foreign officials may violate the Foreign Corrupt Practices Act and Employee Retirement Income Securities Act, or, the business practices of institutional entities that choose to adopt higher standards as well as minimize conflicts.

52

Gifts. No gifts of any kind may be accepted by any Access Person in connection with the Firm's business unless approved in advance by the Chief Compliance Officer.

Entertainment. Access Persons may accept entertainment provided that both the Access Person and the giver of the entertainment are present at the event, that the entertainment and the estimated or known value of the entertainment is disclosed to the Chief Compliance Officer in advance, regardless of how often. In general, the Firm does not provide entertainment and does reimburse Access Persons for entertainment. Exceptions are required to be approved in advance by the Chief Compliance Officer.

Reporting Requirements of Access Persons

Initial Holdings Report. Every Access Person shall complete, sign and submit to the Chief Compliance Officer an Initial Holdings Report no later than 10 days after becoming an Access Person. The Initial Holdings Report (attached hereto as Appendix IV-D) shall include the following information.

1.	The title and type, exchange ticker symbol, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
2.	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
3.	The date on which the report is submitted by the Access Person.

The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

Quarterly Transactions Reports. Every Access Person shall complete, sign and submit a Quarterly Transaction Report to the Chief Compliance Officer (attached hereto as Appendix IV-B) which discloses information with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership in the Covered Security. The Quarterly Transaction Report shall be submitted no later than 30 days after the end of each calendar quarter, whether or not the Access Person opened any account or engaged in any transactions for the quarter. For any transaction in a Covered Security during the quarter in which the Access Person had any direct or indirect beneficial ownership, the Quarterly Transaction Report shall contain the following information.

53

1.	The date of the transaction, the title and type, exchange ticker symbol or CUSIP number (as applicable), interest rate and maturity date (if applicable), the number of shares and the principal amount of the Covered Security involved;
2.	The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;
3.	The price at which the transaction was effected;
4.	The name of the broker, dealer, or bank with or through whom the transaction was effected; and
5.	The date that the report is submitted by the Access Person.

For any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Quarterly Transaction Report shall contain the following information:

In lieu of the report provided as Appendix IV-B, the Access Person may provide copies of monthly or quarterly brokerage statements reflecting equivalent information reflective of the particular quarter requested..

Annual Holdings Reports. Every Access Person shall complete, sign and submit to the Chief Compliance Officer an Annual Holdings Report no later than 30 days following the end of the calendar year. The Annual Holdings Report (attached hereto as Appendix IV-E) shall contain the following information:

1.	The title and type, exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial interest;
2.	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the benefit of the Access Person as of the date when that person became an Access Person; and
3.	The date when the Access Person submitted the report.

The information contained in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted. In lieu of the report provided as Appendix IV-E, the Access Person may provide copies of monthly or quarterly brokerage statements reflecting equivalent information.

54

Notice of Account Openings. Each Access Person shall complete, sign and submit to the Chief Compliance Officer a Notice of Account Opening (attached hereto as Appendix IV-F) prior to establishing an account in which any Securities are to be held for the direct or indirect benefit of such Access Person.

Confirmations. All Access Persons shall direct their brokers to supply to the Chief Compliance Officer on a timely basis, duplicate copies of confirmations of all personal Covered Securities.

Potential Conflicts of Interest. Every Access Person shall immediately report to the Chief Compliance Officer any factors of which the Access Person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person's transactions and Securities held or to be acquired by a Client.

Notifications of Reporting Obligation. All Access Persons having a duty to file Quarterly Reports and Initial and Annual Holdings Report hereunder shall be informed of such duty by the Chief Compliance Officer and shall be provided with a copy of this Code. Once informed of the duty to file a Quarterly Report and Initial and Annual Holdings Report, an Access Person has a continuing obligation to file such report, in a timely manner, whether or not the Access Person had any new information to report for the period.

Compliance Monitoring

The Chief Compliance Officer shall review all Quarterly Reports, Initial and Annual Holdings Reports, confirmations, and other materials provided regarding personal transactions in Covered Securities by Access Persons to ascertain compliance with the provisions of this Code. The Chief Compliance Officer shall institute any procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code.

Annual Review

The Chief Compliance Officer shall regularly (but not less frequently than annually) include in the Firm’s annual written review summary compliance with administration of this Code. This report shall describe issues that arose during the previous year under this Code, including but not limited to information about material violations of this Code and related procedures, as well as sanctions imposed as a result of these violations. The report shall also include a summary of any revised or new procedures that were adopted as reasonably necessary to prevent its Access Persons from violating this Code.

55

Record Retention

The Firm shall maintain records in the manner and to the extent set forth below, as required by Rule 204-2 under the Advisers Act:

1.	Retention of Copy of Statement. A copy of this Code, and any versions that were in effect within the past five years shall be preserved in an easily accessible place;
2.	Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in any easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
3.	Copy of Forms and Reports. A copy of each Quarterly Report, Initial Holdings Report, Annual Holdings Report, and Notice of Account Opening prepared and filed by an Access Person pursuant to this Code shall be preserved by the Chief Compliance Officer for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place;
4.	Written Acknowledgements. A record of all written acknowledgments of receipt of this Code from each person who is, or within the past five years was, an Access Person or Supervised Person shall be preserved in an early accessible place;
5.	List of Access Persons. A list of all persons who are, or within the past five years of business were, Access Persons shall be maintained in an easily accessible place;
6.	Record of Approvals. A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in a Private Placement, and any other purchases or sales of Covered Securities by Access Persons shall be maintained in an easily accessible place for at least five years following the end of the fiscal year in which the approval is granted; and
7.	Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code shall be kept at the offices of the Firm.

Confidential Treatment

All reports and other records required to be filed or maintained under this Code shall be treated as confidential, except to the extent required by law.

Violations of this Code

Upon finding a violation of this Code, including the filing of any false, incomplete, or untimely reports or acknowledgements required to be filed by Access Persons, the Chief Compliance Officer may impose any sanction or take such remedial actions as deemed appropriate. Violations may include but are not limited to, unwinding a transaction or, if impractical, disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. In the event that

56

the Chief Compliance Officer has committed a violation of this Code, the advice of outside counsel shall be sought in effort to determine a sanction, if any, against the Chief Compliance Officer.

In addition, the Firm may report any violations to the appropriate regulatory authority, including the Securities and Exchange Commission.

Written Acknowledgements

Each Access Person and Supervised Person shall receive a copy of this Code when they become an Access Person or Supervised Person and any amendments thereto, and each Access Person and Supervised Person shall provide a written acknowledgement of receipt of this Code and any amendment thereto in the form attached as Appendix IV-G.

Interpretation of Provisions

The Chief Compliance Officer may, from time to time, adopt such interpretations of this Code as deemed appropriate.

Amendments to the Code

Any amendment to the Code shall be effective 30 calendar days after written notice of such amendment shall have been disseminated to Access Persons and Supervised Persons by the Chief Compliance Officer, unless otherwise expressly determined that such amendment shall become effective on an earlier date.

57

APPENDIX I

As Activities Occur

Records	Person Responsible	Evidence of Review
Firm State Notices	Brian S. Stutland	Review state upon contract signing Signature on Form ADV.
Rep. Registrations	Brian S. Stutland	Review state upon contract signing Signature on Form U-4.

Contracts/contract amendments	Brian S. Stutland	Signature or initials on contract of each new client.
Delivery of Form ADV, Part 2A	Brian S. Stutland	Ensure client receipt acknowledgments exist.
Cash or other payments for client solicitations.	Brian S. Stutland	Ensure contract, disclosures and ADV amendment’s were made. Sign receipts.
Communications with the Media and Regulatory Agencies	Brian S. Stutland
Advertisements	Brian S. Stutland	Initial/date and keep in compliance folder.

58

Custody and Possession	Brian S. Stutland	Ensure firm does not receive client certificates, or checks payable to it. Ensure only banks and broker-dealers are client custodians
Correspondence and e-mail reviews to check for business conduct and adequacy of notices and licenses	Brian S. Stutland	Initial and keep in file or keep log of review.
Delivery of privacy policy to new clients	Brian S. Stutland	Sign service agreement by which client acknowledges receipt of Form ADV, Part 2A containing privacy policy; keep cover letter evidencing annual delivery.
Review of Access Persons and Supervised Persons trades	Brian S. Stutland	Review client activity vs. Access Persons and Supervised Persons activity and existing client positions for proper conflict mitigation; establish trading restrictions
Lawsuits/regulatory actions/complaints	Brian S. Stutland	Amend Form U-4’s and Form ADV as necessary.
Outside employment of Representatives	Brian S. Stutland	Send letter or memo to Rep approving or disapproving of employment.
Insider transactions report	Brian S. Stutland	Review and initial reports from employees regarding insider trading. Maintain “Restricted Lists.”

59

Quarterly

Records	Person Responsible	Evidence of Review
Adequacy of disclosures in Part 2A of Form ADV	Brian S. Stutland	Review and change Part 2A at least annually, or more frequently if required; if no change is necessary, prepare note annually to compliance file that no change is required.
Adequacy of sub-adviser services	Brian S. Stutland	Note to compliance file regarding performance
Payments to Solicitors	Brian S. Stutland	Monitor payments to them to ensure compliance with disclosure requirements to affected clients. Approve all payments to solicitors.
Maintenance of records	Brian S. Stutland	Review sample of all records required under IA Act or applicable state securities laws to ensure Firm is preparing and maintaining them. Apply initials and date to records reviewed.
Securities trades of Access Persons and Supervised Persons	Brian S. Stutland	Review and file; establish trading restrictions as required; obtain and review quarterly trade reports.

60

Annually

Records	Person Responsible	Evidence of Review
Collection of Annual Rep. and Employee Questionnaire	Brian S. Stutland	Signature on questionnaire.
Annual offer of Form ADV, Part 2A	Brian S. Stutland	Letter and mailing list.
Annual delivery of Privacy Policy	Brian S. Stutland	Letter and mailing list.
Annual review of procedures manual/system	Brian S. Stutland	Amend manual as necessary, or prepare note to the compliance file, that no change was required.
Annual updating amendment to Part 1 of Form ADV	Brian S. Stutland	Prepare and file amendment with fee when due.
File branch office renewals with states	Brian S. Stutland	Copy of renewal letter and check.
Code of Conduct	Brian S. Stutland	Prepare report to managing members regarding administration of Code of Conduct.

61

APPENDIX II

Acknowledgement of Receipt of Supervisory Procedures

The undersigned hereby acknowledges receiving a copy of the Firm’s Supervisory Procedures.

(Signature)

(Printed Name)

(Date)

62

APPENDIX III

ANNUAL REGULATORY AND OUTSIDE BUSINESS QUESTIONNAIRE

(Name of Equity Armor Investments, LLC Employee)

The following information is required by Equity Armor Investments, LLC (“EAI”). Your answers to the following questions should cover the 12 MONTHS that have passed since you last completed this Annual Regulatory and Outside Business Questionnaire or the time period that has passed since you joined EAI, whichever period is shorter. Please check “Yes” or “No” in response to each question and provide the information requested to each answer. Attach additional sheets if needed to fully answer a question. All questions must be answered either Yes or No.

1.	Did you represent to anyone that EAI or you would guarantee against losses, the present or future value or price of any security, or the fact that any company or issuer of securities will meet its promises or obligations? Yes ◻ No ◻
2.	Did you agree to repurchase at some future time an investment from a client for your own account, for EAI account, or for any other account? Yes ◻ No ◻
3.	Did you accept cash or act as a personal custodian of securities, stock powers, money or other property belonging to client, or accept a client check made payable to you?

Yes ◻ No ◻

4.	Did you borrow money or securities from a client, or loan any money or securities to a client? Yes ◻ No ◻

5.	Did you recommend to a client that the client loan money to a third party? Yes ◻ No ◻
6.	Did you extend or arrange for the extension or maintenance of credit to or for any client? Yes ◻ No ◻
7.	Did you maintain a joint account in securities with any client, other than your spouse, or share any benefit or loss with any client resulting from a security transaction? Yes ◻ No ◻
1

8.	Did you enter into any business transaction with a client without the specific advance written approval of the Chief Compliance Officer? Yes ◻ No ◻
9.	Did you forward, or agree to forward, reports or statements of an account other than to the official address of the client, other than to interested third party pre-approved by clients? Yes ◻ No ◻
10.	Did you write longhand letters or use e-mail letters relating to EAI business without a copy of each letter being made, delivered to the Chief Compliance Officer, or his designee? Yes ◻ No ◻
11.	Did you use advertising or sales literature, including form letters, without prior written approval of the Chief Compliance Officer? Yes ◻ No ◻
12.	Did you induce trading in a client’s account which was excessive in size or frequency in view of the financial resources and character of the account? Yes ◻ No ◻
13.	Did you recommend to any client the purchase, sale or exchange of any security without reasonable grounds to believe that the recommendation was suitable for the client on the basis of information furnished by the client? Yes ◻ No ◻
14.	Did you execute a transaction on behalf of a client without authority to do so? Yes ◻ No ◻
15.	Did you execute a transaction for a client on instruction of a third party without having a third party trading authorization signed by the client? Yes ◻ No ◻
16.	Did you execute a transaction for a client in a security that was not registered, or exempted from registration, under applicable federal and state securities laws? Yes ◻ No ◻
17.	Did you give advice or effect a transaction for a client without first obtaining a signed EAI advisory contract? Yes ◻ No ◻
18.	Did you open a securities account for yourself or a relative with a broker-dealer without disclosing your affiliation with EAI to that broker-dealer and advising EAI of the existence of the account? Yes ◻ No ◻
19.	Did you prepare a false document relating to a client’s account, or a securities transaction processed by you? Yes ◻ No ◻
20.	Did you represent yourself as a financial or investment planner, consultant or advisor, when (1) the representation did not accurately describe the nature of the services offered, your qualifications and the method of compensation for the services, or (2) you did not receive the prior written permission of EAI to do so? Yes ◻ No ◻
2

21.	Did you represent any broker-dealer or issuer in the offer and sale of securities, or act as an independent investment adviser, without advance notice to and written consent of EAI? Yes ◻ No ◻
22.	Did you engage in any other business or employment of any kind without prior written notice and without the consent of the Chief Compliance Officer? Yes ◻ No ◻
23.	Did you effect any securities, or other investment transaction with or for a client, or any other person, without processing the transaction through EAI? Yes ◻ No ◻
24.	Did you cause any transaction to occur in your personal account, or the securities account of another person, when the order for the transaction was based upon material, non-public information about any aspect of an issuer’s business? Yes ◻ No ◻
25.	Did you use any written or oral performance figures with a client without advance approval of the Chief Compliance Officer? Yes ◻ No ◻
26.	Did you purchase an Initial Public Officering for your own account or an account associated with you without advance approval from the Chief Compliance Officer? Yes ◻ No ◻
27.	Did you use client funds for any purpose other than intended transactions? Yes ◻ No ◻
28.	Did you fail to notify immediately the Chief Compliance Officer of any written or oral client complaint you received or became aware of? Yes ◻ No ◻
29.	Did you fail to provide complete information on your Form U-4, or to amend promptly, your Form U-4 to report or update required information? Yes ◻ No ◻
30.	Did you fail to prepare and maintain any business record required by EAI? Yes ◻ No ◻
31.	Are you a trustee of a trust, or do you serve as an officer, director or general partner of any business entity other than EAI? Yes ◻ No ◻
32.	Have you paid any kind of cash payment or monetary fee, for example, a “referral” or “finders” fee, to anyone in connection with EAI business? Yes ◻ No ◻

If so, provide details, including amount of fee and name of individual(s) and firm to whom paid.

33.	Is there any topic covered in the Supervisory Procedures and Code of Ethics and updates thereto you do not understand? Yes ◻ No ◻ If yes, please explain.
34.	Have you processed any securities transaction for a client’s account in a manner inconsistent with EAI trading policies relating to aggregation of orders? Yes ◻ No ◻
3

35.	Have you failed to report prior to each trade, and quarterly, information regarding each personal securities transaction in which you either (1) had a beneficial interest in, (2) controlled, or influenced? Yes ◻ No ◻
36.	Has any SEC or state securities or any other federal or state agency contacted you during the past year without such contact being reported to the Chief Compliance Officer? Yes ◻ No ◻
37.	Have you violated any policy or procedure set forth in the Supervisory Procedures and Code of Ethics? Yes ◻ No ◻
38.	Have you missed filing any quarterly or annual investment holdings report? Yes ◻ No ◻
39.	Do you have a Facebook, Twitter, LinkedIn or other social media account? Yes◻ No ◻ If so, provide information.
40.	Do you Blog? Yes ◻ No ◻ If so, provide information, including the subject and access.

I certify that each of the above answers is correct to the best of my knowledge.

____________________________________________________________________________
SIGNATURE                                                                                                                          DATE

___________________________________________________ ___
NAME (PLEASE PRINT)

____________________________________________________________________________
CHIEF COMPLIANCE OFFICER                                                                                        DATE

4

APPENDIX IV – A

ACCESS PERSONS

Access Persons:

Brian Stutland

Luke Rahbari

Joseph Tigay

5

APPENDIX IV – B

QUARTERLY SECURITIES TRANSACTIONS
(Copies of brokerage statement may be submitted in lieu of information below)

Date of transaction: ____________________________________________________________________________

Name of the issuer, title and type of security, exchange ticker symbol or CUSIP number (as applicable), and dollar amount or number of securities of the issuer purchased or sold: __________________________________________ ________________________________________________________________________________________________________

__________________________________________________________________________________

Nature of transaction (i.e., purchase, sale, exchange or other type of acquisition or disposition): ________________ ________________________________________________________________________________________________________

__________________________________________________________________________________

Price at which the transaction was effected: _________________________________________________________ _____________________________________________________________________________________________

Name of broker, dealer, or bank with or through whom the transaction was effected: _________________________ _____________________________________________________________________________________________

Does the transaction involve:

(a) sale of securities purchased within the last 60 days (or the purchase of securities sold within the last 60 days)? Yes ◻ No ◻

(b) purchase or sale of private placement securities? Yes ◻ No ◻

(c) purchase of a security in an initial public offering? Yes ◻ No ◻

Please attach additional sheets with any other relevant information as to other trades:

(Date Submitted)                                      (Signature)

The undersigned,                                                           , in my capacity as the Chief Compliance Officer, hereby certify receipt of this Report of Personal Trading in Covered Securities on       day of                     , 20      .

6

__________________________________
       Chief Compliance Officer

7

QUARTERLY SECURITIES POSITIONS AND ACCOUNTS
(Copies of brokerage statements may be submitted in lieu of information below)

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name	Address	Contact Person	Date	Account Opened

For each Covered Security in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type	Ticker Symbol/CUSIP Number	Number of Shares	Principal Amount

Do your holdings include:

(a) securities purchased within the last 60 days (or
the purchase of securities sold within the last 60 days)? Yes ◻ No ◻

(b) private placement securities? Yes ◻ No ◻

(c) any security purchased in an initial public offering? Yes ◻ No ◻

8

Please attach additional sheets with any other relevant information

9

APPENDIX IV – C

ANNUAL CERTIFICATION

I hereby certify that I (i) have read and understand the Code of Ethics of the Firm, (ii) recognize that I am subject to the Code of Ethics, (iii) have complied with the requirements of the Code of Ethics over the past year, and (iv) have disclosed all information, over the past year, required to be disclosed by the Code of Ethics.

Signed: __________________________________________

Name: __________________________________________

Date: ___________________________________

10

APPENDIX IV – D

INITIAL HOLDINGS REPORT

Name: _____________________________________ Date of Report: ____________________________

This Initial Securities Holdings Report must be filed by all Access Persons of the Firm no later than 10 days after such individual becomes an Access Person. The information must be current as of a date no more than 45 days prior to becoming an Access Person.

If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit. You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Please describe all reportable securities holdings and securities accounts on the next page. Copies of brokerage statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

_____________________________ __________________________________________________
Date Submitted Signature

The undersigned, _________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Initial Holdings Report on the _____ day of ____________, 20__.

_______________________________________________
Chief Compliance Officer

1

INITIAL SECURITIES POSITIONS AND ACCOUNTS
(Copies of brokerage statements may be submitted in lieu of information below)

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name	Address	Contact Person	Date	Account Opened

For each Covered Security in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type	Ticker Symbol/CUSIP Number	Number of Shares	Principal Amount

Do your holdings include:

2

(a) securities purchased within the last 60 days (or
the purchase of securities sold within the last 60 days)? Yes ◻ No ◻

(b) private placement securities? Yes ◻ No ◻

(c) any security purchased in an initial public offering? Yes ◻ No ◻

Please attach additional sheets with any other relevant information

APPENDIX IV – E

ANNUAL HOLDINGS REPORT

Name: _______________________________________ Date of Report: ____________________________

This Annual Securities Holdings Report must be filed by all Access Persons within 30 days of each calendar year-end and the information contained in this report must be current as of a date no more than 30 days before the report is submitted.

If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit. You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Please describe all reportable securities holdings and securities accounts on the next page. Copies of brokerage statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

_____________________________                                   __________________________________________________
Date Submitted                                                                  Signature

The undersigned, _________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Annual Holdings Report on the _____ day of ____________, 20__.

3

_______________________________________________
Chief Compliance Officer

4

ANNUAL SECURITIES POSITIONS AND ACCOUNTS
(Copies of brokerage statements may be submitted in lieu of information below)

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name	Address	Contact Person	Date	Account Opened

For each Covered Security in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type	Ticker Symbol/CUSIP Number	Number of Shares	Principal Amount

Do your holdings include:

(a) securities purchased within the last 60 days (or
the purchase of securities sold within the last 60 days)? Yes ◻ No ◻

(b) private placement securities? Yes ◻ No ◻

5

(c) any security purchased in an initial public offering? Yes ◻ No ◻

Please attach additional sheets with any other relevant information

APPENDIX IV – F

NOTICE OF ACCOUNT OPENING

Name: _________________________________________ Date of Report: ____________________________

This Notice of Account Opening must be filed by all Access Persons of the Firm, prior to the opening of any account in which securities will be held for the direct or indirect benefit of such Access Person.

For each account in which any securities are to be held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account will be established and the date such account is to be opened.

Name	Address	Contact Person	Date	Account Opened

To the best of my knowledge and belief, the answers set out in this Notice are true and correct.

_____________________________                                __________________________________________________
Date Submitted                                                              Signature

6

The undersigned, _________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Notice of Account Opening on the _____ day of ____________, 20__.

_______________________________________________
Chief Compliance Officer

7

APPENDIX IV – G

ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

I hereby acknowledge receipt of the Code of Ethics, including all amendments (if any) thereto.

Dated: _______________________________________________

Signed: _______________________________________________

Name: _______________________________________________